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                                                                  EXHIBIT 10.18





                                HOGG ROBINSON PLC

                         HOGG ROBINSON SERVICES LIMITED

                                 WTT UK LIMITED

                              WT TECHNOLOGIES, INC.

                                FORTDOVE LIMITED









                             SHAREHOLDERS AGREEMENT

                                   RELATING TO

 The establishment and operation of Fortdove Limited as a joint venture company
















                            MCDERMOTT, WILL & EMERY
                                 7 BISHOPSGATE
                                     LONDON
                                    EC2N 3AQ

                               TEL: 020 7577 6900
                               FAX: 020 7577 6950


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                                TABLE OF CONTENTS

                                                                                                               Page
1.    Interpretation..............................................................................................1

2.    Conditions..................................................................................................6

3.    Representations, Warranties and Indemnities.................................................................6

4.    Constitution of the Company.................................................................................7

5.    Business of Joint Venture...................................................................................7

6.    Enforcement of Company's Rights.............................................................................8

7.    Management of the Company...................................................................................8

8.    Provision of Finance and Accounting Records................................................................12

9.    The Business...............................................................................................15

10.  Competition.................................................................................................16

11.  Employees...................................................................................................20

12.  Confidentiality.............................................................................................20

13.  Tax Matters.................................................................................................21

14.  Share Transfers.............................................................................................24

15.  Resolution..................................................................................................26

16.  Termination.................................................................................................27

17.  Consequences of Notice under Clauses 15.2 and 16.2..........................................................31

18.  Guarantees..................................................................................................34

19.  Supremacy and General Covenant..............................................................................35

20.  Announcements...............................................................................................36

21.  Remedies....................................................................................................37

22.  Warranty and Indemnity......................................................................................37

23.  Provisions relating to this Agreement.......................................................................37

24.  Law and Settlement of Disputes..............................................................................41

SCHEDULE 1: BUSINESS PLAN........................................................................................42

SCHEDULE 2: COMPLETION AGREEMENTS................................................................................54

SCHEDULE 3: DEED OF ADHERENCE....................................................................................55

SCHEDULE 4: TARGETS..............................................................................................56

ANNEX A: ARTICLES................................................................................................58

ANNEX B: COMPLETION BOARD RESOLUTION.............................................................................81

ANNEX C: COMPLETION SPECIAL RESOLUTION...........................................................................86

ANNEX D: OBJECTS CLAUSE (NOT USED)...............................................................................87

ANNEX E: LOAN NOTE...............................................................................................88

ANNEX F: WTT LICENCE (NOT USED)..................................................................................99

ANNEX G: WTT LOAN NOTE (NOT USED)...............................................................................100

ANNEX H: PRODUCTS CREATED BY HRPLC..............................................................................101

ANNEX I: BUSINESS CONTEMPLATED BY THE SHAREHOLDERS..............................................................102

                                      (i)

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THIS AGREEMENT is dated                                            2000 and made

BETWEEN:

(1) HOGG ROBINSON PLC a company incorporated in England and Wales under number 2107443 whose registered office is at Abbey House, 282 Farnborough Road, Farnborough, Hampshire GU14 7NJ ("HRPLC");

(2) HOGG ROBINSON SERVICES LIMITED a company incorporated in England and Wales under number 756582 whose registered office is at Abbey House, 282 Farnborough Road, Farnborough, Hampshire GU14 7NJ ("HOGG");

(3) WTT UK LIMITED a company incorporated in England and Wales under number 3854369 whose registered office is at c/o Jordans Limited, 20-22 Bedford Row, London WC1R 4JS ("WTT");

(4) WT TECHNOLOGIES INC., a Georgia company whose principal place of business is at Suite 635, 6 W. Druid Hills Drive, Atlanta, GA 30329, USA (and whose name shall be changed to TRX Inc.) ("WT TECHNOLOGIES"); and

(5) FORTDOVE LIMITED a company incorporated in England and Wales under number 3841799 whose registered office is at 200 Aldersgate Street, London EC1A 4JJ (the "COMPANY")

WHEREAS:

(A) Hogg and WTT have agreed to operate the Company as an equal joint venture between them for the purpose of developing and supplying technology and information management services and transaction processing services to the travel industry;

(B) The Company has an authorised share capital of(pound)100 divided into 100 ordinary shares of(pound)1 each (of which one share has been issued and is fully paid up); and

(C) WTT has agreed to subscribe for one "B" Ordinary Share in the Company and the parties have each agreed to finance the Company and to regulate their rights and interests in relation to the Company in the manner and on the terms hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, where the context admits:

         ""A" ORDINARY SHARES" means the "A" Ordinary Shares in the capital of the Company and ""A" Ordinary Share" means any one of them;

         ""A" ORDINARY SHAREHOLDER" means the registered holder of any "A" Ordinary Share;

         "ACT" means the Companies Act 1985 (as amended);

         "ADDITIONAL DIRECTORS" means the Directors appointed to the Board in accordance with clause 7.3;


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         "AGREED FORM" means, in relation to any document, a document in the terms signed, annexed to this Agreement or initialled by or on behalf of a party, for identification;

         "AMERICAS" means all countries and territories in continental North America and continental South America (including Central America) and includes any territories of the United States of America not forming part of continental North America;

         "ARTICLES" means the articles of association of the Company in the Agreed Form attached to this Agreement as Annex A, as amended from time to time and any reference to an "Article" in this Agreement shall mean an article contained in the Articles;

         "ASSOCIATE" means any subsidiary undertaking or parent undertaking, or any other subsidiary undertaking of such parent undertaking, and for these purposes "parent undertaking" means, in relation to another undertaking (a subsidiary undertaking) an undertaking which holds (directly or indirectly) at least 75 per cent. of the Voting Rights in the undertaking and "subsidiary undertaking" shall be construed accordingly;

         "AUDITORS" means the auditors of the Company from time to time appointed pursuant to section 384 of the Act and the first Auditors shall be PriceWaterhouseCoopers;

         "AVAILABLE PROFITS" means those profits of the Company available for distribution within the meaning of Part VIII of the Act;

         ""B" ORDINARY SHARES" means "B" Ordinary Shares in the capital of the Company and ""B" Ordinary Share" means any one of them;

         ""B" ORDINARY SHAREHOLDER" means a Shareholder who holds "B" Ordinary Shares;

         "BOARD" means the board of Directors, or the Directors present at a duly convened meeting ("Board Meeting") of the Directors for the time being (or a committee of the Directors) at which a quorum is present;

         "BTI" shall have the meaning given to it in the WTT Licence;

         "BTI GROUP" means those companies and their Associates who, from time to time, enter into a partnership agreement with BTI or its Associates but does not include Rider Travel;

         "BUSINESS" means the business of the Company described in Clause 5.1;

         "BUSINESS DAY" means any day (other than a Saturday or a Sunday) on which banks are open for business in England and the United States;

         "BUSINESS PLAN" in respect of each financial year has the meaning set out in Clause 9.2;

         "CHAIRMAN" means the chairman of the Board from time to time appointed in accordance with Clause 7.1.5;

         "CHANGE OF CONTROL NOTICE" shall have the meaning given in Clause
         16.3.3;

         "COMPLETION" means completion of the matters referred to in Clause 4.1;

         "COMPLETION AGREEMENTS" means the agreements in the agreed form listed in Schedule 2 and "COMPLETION AGREEMENT" shall mean any one of them;



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         "COMPLETION BOARD RESOLUTIONS" means the resolutions of the Board in the Agreed Form attached to this Agreement as Annex B;

         "COMPLETION SPECIAL RESOLUTIONS" means the special resolutions of the Company in the Agreed Form attached to this Agreement as Annex C;

         "CONTROL" means, in relation to a body corporate, the power of a person to secure that its affairs are conducted in accordance with the wishes of that person:

         (a) by means of the holding of shares or the possession of Voting Rights in or in relation to that or any other body corporate; or

         (b) by virtue of any powers conferred by the articles of association or any other document regulating that or any other body corporate;

         and a "Change of Control" shall occur if a person who controls any company or undertaking ceases to do so, or if another person acquires Control of it;

         "CONFIDENTIAL INFORMATION" has the meaning set out in Clause 12.1;

         "DIRECTORS" means the directors of the Company from time to time and "DIRECTOR" shall mean any one of them;

         "DISPOSITION" means any transfer, pledge, mortgage, charge or other encumbrance or grant of an option (including an agreement relating to voting rights) or other legal or beneficial interest in respect of any Ordinary Share;

         "FAIR VALUE" has the meaning set out in Clause 17.2.2;

         "FINANCIAL YEAR" means the accounting reference period of the Company determined in accordance with the Act from time to time;

         "GROUP" means the Company and its Subsidiaries from time to time and a "GROUP COMPANY" shall mean any one of them;

         "HOGG DIRECTOR" means a Director appointed by Hogg pursuant to Clause 7.1.2(a);

          "HRPLC GROUP" means HRPLC and its Subsidiaries from time to time;

         "ICC DISTRIBUTION AGREEMENT" means the Software Distribution Agreement entered into on 29 November 1996 by and between Travel Technologies Group, L.P. ("TTG") and Independent Computer Company Limited ("ICC") for the distribution, marketing and servicing of certain of TTG's software products within specified territory;

         "LOAN NOTE" means the loan note in the Agreed Form attached to this Agreement as Annex E constituted by the Company on the date of this Agreement;

         "LICENSED PRODUCTS" means the Software and any other software or Product that may be licensed, assigned or otherwise transferred by WTT or its Affiliates or any member of the HRPLC Group to any member of the Group;

         "MEMORANDUM" means the memorandum of association of the Company from time to time;

         "NON-BREACHING PARTY" shall have the meaning given in Clause 16.2.1;




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         "OBJECTS CLAUSE" means the objects clause of the Memorandum in the agreed form attached to this Agreement as Annex D;

         "OFS CORPORATE PRODUCTS" means the software products specified in
         Schedule 1 of the Service Bureau Agreement between the Company and
         HRPLC;

         "OFS CORPORATE SERVICES" means corporate travel services (as defined in the WTT Licence) processed using OFS Corporate Products;

         "OFS PRODUCTS" means those software products (other than OFS Corporate Products) identified as such in Schedule A (as amended from time to time) of the WTT Licence;

         "OFS SERVICES" means travel services (other than OFS Corporate Services) processed using OFS Products;

         "OFS TERRITORY" shall have the meaning given to in clause 2.5 of the WTT Licence;

         "ORDINARY SHARES" means the A and B ordinary shares of (pound)1 in the capital of the Company AND "ORDINARY SHARE" shall mean any one of them;

         "PARTY" and "PARTIES" shall be construed as references to a party or the parties to this Agreement;

         "PRODUCT" means software products relating to travel transaction processing;

         "SHARE" means any share of any class in the capital of the Company;

         "SHAREHOLDERS" means, from time to time, the registered holders of the Ordinary Shares and "Shareholder" shall mean any one of them;

         "SOFTWARE" means the software described in Schedule A of the WTT
         Licence;

         "SUBSIDIARY" means in relation to an undertaking (the holding undertaking), any other undertaking in which the holding undertaking directly or indirectly holds or controls either:

         (a)      a majority of the Voting Rights; or

         (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking,

         and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of that undertaking's holding undertaking. For the avoidance of doubt, "undertaking" shall include a body corporate, unincorporated association, joint venture or partnership;

         "TERMINATION NOTICE" shall have the meaning given in Clause 15.2;

         "TERRITORY" shall have the meaning given to it in the WTT Licence;

         "TLC" means Technology Licensing Company, LLC, a Georgia limited liability company whose registered address is at c/o Jeffrey K. Haidet, 303 Peachtree Road, Suite 5300, Atlanta GA 30308, USA ("TLC");




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         "TTG PRODUCTS" means the software products set out in Schedule 1 (as amended from time to time) to the Service Software Bureau Agreement between the Company and HRPLC to be entered into on the date of this Agreement;

         "TTG SERVICES" means travel services processed using TTG Products;

         "US AGREEMENTS" means the US Operating Agreement and the US Licence and all ancillary documents contemplated by those agreements;

         "US LICENCES" means the software licence between (1) WTT and (2) TLC in the Agreed Form and entered into on the date of this Agreement;

         "US OPERATING AGREEMENT" means the operating agreement between WorldTravel Technologies LLC and Hogg Robinson International Benefits Limited in respect of TLC in the Agreed Form to be entered into on the date of this Agreement;

         "VOTING RIGHTS" means voting rights exercisable at general meetings of the members of the relevant company;

         "WTT DIRECTOR" means a Director appointed by WTT pursuant to Clause 7.1.2(b); and

         "WTT LICENCE" means the software licence between the Company and TLC in the Agreed Form to be entered into on the date of this Agreement.

1.2      CONSTRUCTION OF CERTAIN REFERENCES

         In this Agreement, except as otherwise provided and where the context admits:

1.2.1 words and phrases the definitions of which are contained or referred to in Part XXVI Companies Act 1985 shall be construed as having the meanings thereby attributed to them;

1.2.2 references to, or to any provision of, any treaty, directive, statute, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction ("Laws") shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as amended, re-enacted, consolidated or replaced or as their application is modified by other Laws from time to time and whether before or after the date of this Agreement;

1.2.3 references to Clauses, Annexes and Schedules are references to clauses of, and annexes and schedules to, this Agreement, references to Paragraphs are, unless otherwise stated, references to paragraphs of the Clause, Annex or Schedule in which the reference appears and references to this Agreement include the Annexes and Schedules;

1.2.4 references to the singular shall include the plural and vice versa;

1.2.5 "person" includes any individual, partnership, company, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

1.2.6             "company" includes any body corporate; and

1.2.7 a document in the "agreed form" is a reference to a document in a form approved, and for the purposes of identification signed, by or on behalf of the parties.



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1.3      HEADINGS

         The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

2.       CONDITIONS

         NOT USED

3.       REPRESENTATIONS, WARRANTIES AND INDEMNITIES

3.1 As at the date of this Agreement, Hogg represents and warrants to WTT that:

         3.1.1 Hogg is the sole beneficial owner of all the issued and allotted Shares free of all liens, charges, encumbrances or other third party rights;

         3.1.2 the Company has not traded nor has it received any income or made any gains since its date of incorporation;

         3.1.3 the Company has no assets (other than cash with accrued interest in respect of its one fully paid up Ordinary Share) or liabilities (whether actual, contingent or otherwise); and

         3.1.4 the Ordinary Share referred to in Clause 3.1.3 constitutes the whole of the issued and allotted share capital of the Company.

3.2 As at the date of this Agreement, each of HRPLC and Hogg represents and warrants to WTT and WT Technologies that it has the right, power and authority, and has taken all action and sought all approvals and consents necessary to execute, deliver and exercise its rights, and perform its obligations under this Agreement and the Completion Agreements to which it is a party.

3.3 As at the date of this Agreement, each of WTT and WT Technologies represents and warrants to Hogg and HRPLC that it has the right, power and authority, and has taken all action and sought all approvals and consents necessary to execute, deliver and exercise its rights, and perform its obligations under this Agreement and the Completion Agreements to which it is a party.

3.4 WT Technologies represents and warrants to Hogg and the Company that WorldTravel Technologies LLC has adequate title to the Software for the purposes of granting the software licence to TLC and that to the best of its knowledge there are no third party rights or claims in respect of the Software.

3.5 Hogg and HRPLC agree with WT Technologies and WTT (contracting for itself and as trustee for the Company) to indemnify WT Technologies, WTT and the Company against all losses (excluding indirect or consequential loss), liabilities and costs which WT Technologies, WTT or the Company may incur arising out of, or in connection with, any breach of the representations or warranties set out in Clauses 3.1 and/or 3.2.

3.6 WTT and WT Technologies agree with HRPLC and Hogg (contracting for itself and as trustee for the Company) to indemnify HRPLC, Hogg and the Company against all losses (excluding indirect or consequential loss), liabilities and costs which HRPLC, Hogg or the Company may incur arising out of, or in connection with, any breach of the representations or warranties set out in Clause 3.3.



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3.7      Without prejudice to the indemnity given in Clause 6 of the WTT
         Licence, WT Technologies agrees to indemnify the Company in respect of any loss arising from any claim made by ICC in respect of the use of any intellectual property rights granted under the WTT Licence following the termination of the ICC Distribution Agreement.

4.       CONSTITUTION OF THE COMPANY

4.1      COMPLETION ARRANGEMENTS

         At Completion:

         4.1.1 Hogg shall procure that the Completion Special Resolutions are passed, inter alia, to replace the Company's articles of association with the Articles;

         4.1.2 WTT shall subscribe for, and Hogg shall procure the passing of the Completion Board Resolutions to authorise the allotment and issue of, one 'B' Ordinary Share to WTT or such other number of 'B' Ordinary Shares as shall ensure both Hogg and WTT hold equal numbers of Shares;

         4.1.3 each of the parties (other than the Company) shall enter into the Completion Agreements to which it is a party; and

         4.1.4 the Shareholders shall procure that the Company enters into the Completion Agreements to which it is a party.

5.       BUSINESS OF JOINT VENTURE

5.1      PRINCIPAL BUSINESS OF JOINT VENTURE

         The business of the Company is the development of technology and information management services and transaction processing services to the travel industry, the supply of transaction processing services to the travel industry and the sale of the Licensed Products in the Territory.

5.2      DIVIDEND POLICY

         5.2.1 Subject to Clause 5.2.2, each Shareholder shall approve, and the Company shall distribute, by way of an interim or final dividend, an amount equivalent to the full amount of Available Profits that is not reasonably needed by the Group for contingencies and capital expenditures in each financial year within six months of the end of that financial year.

         5.2.2 It is understood among the parties that it is the intention that after the first financial year in which there are Available Profits available for distribution, the Company will distribute 50% of its Available Profits to the Shareholders.

         5.2.3 The Company shall distribute any dividends declared in accordance with Clauses 5.2.1 or 5.2.2 to the Shareholders in accordance with the Articles.



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6.       ENFORCEMENT OF COMPANY'S RIGHTS

         Any rights of action which the Company may have in respect of breach of this Agreement or any of the Completion Agreements or any obligation owed to the Company under this Agreement or any of the Completion Agreements shall be prosecuted by the directors of the Company appointed by the Shareholder which is not, or whose Associate is not, responsible for the breach (the "Non-Breaching Shareholder"). Those Directors shall have full authority on behalf of the Company to take any steps to enforce any rights, negotiate, litigate and settle any claim arising out of the breach or exercise of any right of termination arising out of the breach and the Shareholders shall take all steps within their power to give effect to the provisions of this Clause. For the avoidance of doubt, the quorum required to transact any of the business or pass any Board resolutions referred to in this Clause shall be two Directors appointed by the Non-Breaching Shareholder.

7.       MANAGEMENT OF THE COMPANY

7.1      DIRECTORS

         7.1.1    Number of Directors

                  The Shareholders shall procure that the number of Directors shall be not less than five and not more than seven.

         7.1.2    Shareholders' nominees

                  (a) Subject to Clauses 7.1.6 and 16.3.1, Hogg shall be entitled to appoint three Directors to the Board (each being a "Hogg Director") at any time and to remove (and replace) any Director so appointed by it.

                  (b) Subject to Clauses 7.1.6 and 16.3.1, WTT shall be entitled to appoint two Directors to the Board (each being a "WTT Director") at any time and to remove (and replace) any Director so appointed by it.

                  (c) The first Directors appointed by Hogg and WTT are as specified in the Completion Board Resolutions.

         7.1.3    Additional Directors

                  (a) Subject to Clause 7.1.6 and the provisions of the Act, the Shareholders shall be entitled to remove from the Board the Additional Directors appointed pursuant to Clause 7.3.

                  (b) In the event of any appointment made pursuant to Clause 7.1.2(a), the voting rights of the Directors shall be governed in accordance with Article 27.3.

         7.1.4    Alternate Directors

                  Subject to Clause 7.1.6 and the provisions of the Act, each Shareholder shall be entitled to appoint to or remove from the Board an alternate director for each of its Directors appointed in accordance with Clause 7.1.2.



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         7.1.5    Chairman

                  The Chairman shall be appointed by Hogg. The Chairman shall chair meetings of the Board and any committee of the Board of which he is a member. The Chairman shall not have a second or casting vote. A deputy Chairman shall be appointed by WTT who shall chair meetings at which the Chairman is not present.

         7.1.6    Consultation

                  Notwithstanding the provisions of the Articles, no Shareholder shall appoint or remove any Director or any alternate director without reasonable prior consultation, where practically possible, with the other Shareholder.

7.2      BOARD MEETINGS

         7.2.1 Board Meetings shall be convened and held at least four times a year. Where reasonably practicable, at least seven days prior to each Board Meeting, each Director shall be sent a written agenda specifying the matters to be raised at the relevant Board Meeting (together with a notice convening the Board Meeting). Unless all the Directors present at the Board Meeting otherwise unanimously agree, no resolution relating to any business may be proposed or passed at any Board Meeting unless the nature of the business is specified in the relevant agenda.

         7.2.2 Board Meetings shall be held in London or another location in the United Kingdom agreed by the Shareholders.

         7.2.3 At each Board Meeting, and in respect of each resolution proposed to the Board at a Board Meeting, each WTT Director (or his alternate) shall have three votes, each Hogg Director (or his alternate) shall have three votes and any Additional Directors appointed to the Board shall be entitled to one vote each, provided that if one or more WTT Directors or Hogg Directors (as the case may be) are absent from such meeting, any WTT Director or Hogg Director (or his alternate)(as the case may be) present at the meeting in person, or represented by an alternate, shall be entitled to cast the votes of the WTT Director or Hogg Director (as the case may be) not present. All resolutions of the Board shall be passed by simple majority of the number of votes cast.

         7.2.4 No Board Meeting (or meeting of any committee thereof) may proceed to business nor transact any business unless a quorum is present at the start of and throughout such meeting. Except as otherwise provided in Clause 6, a quorum shall be one WTT Director and one Hogg Director.

7.3      OPERATING COMMITTEE

         The Board shall establish an operating committee to conduct the day-to-day business of the Company. Hogg will nominate and appoint the members of the operating committee including the managing director and the finance director (the "Finance Director") (together, "Additional Directors"), subject to WTT's prior approval of such candidates (which in the case of the managing director shall not be unreasonably withheld or a decision thereon unreasonably delayed).



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7.4      FUNCTIONS OF THE OPERATING COMMITTEE

         The Operating Committee shall be accountable to and shall report to the Board and the Shareholders but otherwise shall carry out its functions in such manner as it thinks fit and may appoint sub-committees to carry out any of its functions on its behalf as it considers appropriate.

7.5      MAJOR ACTIONS

         The Shareholders shall procure that no member of the Group shall, without the prior written consent of the Shareholders:

         7.5.1 amend, supplement, repeal, or otherwise change the Memorandum or Articles of the Company in any manner or permit any Group Company to amend, supplement, repeal, or otherwise change its memorandum or articles or other governing documents, as applicable, in any manner;

         7.5.2    incorporate or form any new Group Company;

         7.5.3 vary the authorised or issued share capital of the Company or any Group Company (including by reduction or repurchase of share capital) or vary the rights attaching to shares in the capital of the Company or any Group Company;

         7.5.4 allow any Group Company to authorise, designate, issue or sell any additional shares or other securities of such Group Company (including any options, warrants, and purchase rights) except to another Group Company or pursuant to Clause 7.5.6 below;

         7.5.5 establish, or allow any Group Company to establish, any option or other equity based incentive plan or any bonus, profit sharing or other incentive scheme for its management, directors, or employees or grant, or allow any Group Company to grant, any share options or other rights to purchase securities;

         7.5.6 redeem or repurchase any security of the Company (except for repurchase from departing employees) or allow any Group Company to purchase any security of the Company unless done on a pro rata basis with respect to all shareholders of the Company or pursuant to the terms of Clause 14.3;

         7.5.7 declare, make distributions or pay, or allow any Group Company to declare, make distributions, or pay any dividends (whether interim or final) in cash or in kind with respect to any security of such Group Company other than in accordance with Clause 5.2;

         7.5.8 change the name of the Company or the name of any of the Company's Products other than in accordance with Clause 17.4;

         7.5.9 sell, exchange, transfer, or otherwise dispose of any shares or other security of any Group Company or other security of any other, except to another Group Company or pursuant to Clauses 7.5.4, 7.5.5 and 7.5.6, or pursuant to Clause 5.6.5 above;

         7.5.10 enter into, or allow any Group Company to enter into, any merger, consolidation, or statutory share exchange with any other entity, except with another Group Company;



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


         7.5.11 sell, exchange, lease, licence, or otherwise dispose of, or allow any Group Company to sell, exchange, lease, licence, or otherwise dispose of, any material asset or assets with an aggregate value in excess of (pound)50,000 in any one transaction or series of related transactions in a financial year;

         7.5.12 take any action to voluntarily dissolve, liquidate, wind up or carry out any partial liquidation or distribution of any Group Company;

         7.5.13 acquire, or allow any Group Company to acquire, assets of any other person or entity, except for acquisitions with an aggregate purchase consideration of less than (pound)250,000 in any one transaction or series of related transactions in a financial year;

         7.5.14 acquire, or allow any Group Company to acquire, securities of any other person or entity;

         7.5.15   amend the Business Plan other than in accordance with Clause
                  9.2;

         7.5.16 save insofar as any Group Company is contractually bound to do so or as provided in the Business Plan establish any pension or other similar scheme for any director or employee (or his dependents) or provide or pay contributions in respect of any pensions or annuities;

         7.5.17 enter into any material agreement, licence, lease, transaction, or other arrangement with any Associate or Group Company, provided that the Shareholders will not unreasonably withhold their consent to such agreement, licence, lease, transaction, or other arrangement if the terms are equivalent to those in an arms length transaction;

         7.5.18 enter into, or allow any Group Company to enter into, any new line of business that is unrelated to an existing business operation unless the entry into the new line of business is provided for in the Business Plan;

         7.5.19 incur, or allow any Group Company to incur, any single expense or capital expenditure of an amount in excess of (pound)50,000 unless such expenditure is provided for in the Business Plan;

         7.5.20 borrow, or allow any Group Company to borrow, money in excess of (pound)100,000 unless such arrangement is set forth in the Business Plan;

         7.5.21 issue any debenture or loan stock (whether secured or unsecured) or create any mortgage, charge, lien, encumbrance or other third party right over any Group Company assets or give any guarantee or indemnity to, or become surety for, any third party;

         7.5.22 make any arrangement in respect of any joint venture or partnership or for the acquisition of the whole or substantially the whole of the assets and undertaking of that company or acquire any part of the issued share capital or the assets and undertakings of another company;

         7.5.23 make any change in the accounting policies or the Company's Auditors, bankers or financial year;

         7.5.24 make, grant or allow any claim, disclaimer, surrender, election or consent by any Group Company for taxation purposes;

         7.5.25 approve the appointment, remuneration, transfer and discharge of the managing director or Finance Director;

         7.5.26 make, approve, grant or allow any claim, disclaimer, surrender, election or consent for taxation purposes; or

         7.5.27 authorize, ratify, or enter into any agreement to undertake any of the matters specified in items 7.5.1 through 7.5.26 above.

         The Company shall address all requests for approval of any of the above listed actions to a shareholder representative or his successor indicated in writing by his appointing Shareholder. The decision regarding such request shall, unless otherwise agreed between the Shareholders, be sent by the Shareholders to the Company within ten Business Days of its receipt of such request. If the decision is not sent within such ten Business Day period, the request for approval shall be deemed to have been denied.

8.       PROVISION OF FINANCE AND ACCOUNTING RECORDS

8.1      CAPITAL FUNDING

         8.1.1 Capital needs of the Group shall be funded by available funds from operations of the Group. In the event the funds from operations are insufficient to fund the capital needs of the Group, the Company shall seek to obtain additional capital from third-party lending sources, including banks in accordance with the provisions of Clause 8.1.3. If the Company is unable to satisfy the Group's capital requirements after making a good faith effort to secure such funding from third-party lending sources, then the Company may subscribe for such number of Loan Notes as it may require PROVIDED THAT such borrowing shall be simultaneously and in equal amounts from both loan notes. Subject to Clause 7.5.3 and 7.5.21, the Company may issue debt or equity securities of the Company (the "Issued Securities").

         8.1.2 In the event the Company plans to issue the Issued Securities pursuant to Clause 8.1.1, the Shareholders have the right to buy the Issued Securities, PRO RATA. The Company shall notify the Shareholders of the type, amount and price of the Issued Securities. Each Shareholder shall have 30 days within which to elect to purchase all or part of its PRO RATA portion of the Issued Securities. In the event a Shareholder does not elect to purchase its entire PRO RATA portion of the Issued Securities, the other Shareholder shall be notified thereof and shall have three Business Days to agree to purchase all or part of those remaining Issued Securities but only on the price and terms offered to the Shareholders. Any Issued Securities not purchased by the Shareholders may be sold to third-party purchasers within 120 days. Any Issued Securities not so purchased by a third party within such period shall again become subject to the procedures of this Clause.

         8.1.3 Any member of the Group may borrow additional sums from third parties on the most favourable terms available as to interest, repayment and security compatible with its needs, but shall not, without the prior written consent of the Shareholders, allow any prospective lender the right to participate in the share capital of any Group Company or otherwise in the Business as a condition or term of any loan or advance.

         8.1.4 Except with the written consent of each Shareholder, no party shall be obliged to guarantee or provide security for any indebtedness of any Group Company, but where the Shareholders agree that any or all of the parties shall do so they shall do so severally in the proportions of their participation in the equity share capital of the Company.

         8.1.5 Each of the Shareholders will take all reasonable steps necessary to procure that relevant bonding arrangements are made available to support the business of the Company. Where a Shareholder (or its Associate) makes a bond available to the Company with the other Shareholder's prior written consent:

                  (a) the liability of that Shareholder (or its Associate) under such bond (other than liability solely attributable to its act or default) shall be borne by each of the Shareholders in the same proportion as its holding of Shares at the time of the provision of the bond; and

                  (b) the other Shareholder shall indemnify the Shareholder (or its Associate) for all amounts payable by it pursuant to sub-clause (a) above.

         8.1.6 Notwithstanding Clause 8.1.4, where the Shareholders give a joint and several guarantee or indemnity to a third party in respect of any obligations of the Company, the following provisions shall apply:

                  (a) the aggregate liability of a Shareholder under the guarantee or indemnity shall be in the same proportion as its holding of Shares at the time the guarantee or indemnity is given;

                  (b) a Shareholder shall be responsible for the whole of any liability pursuant to the guarantee or indemnity which is solely attributable to its act or default; and

                  (c) each Shareholder shall indemnify the other Shareholders for all amounts payable by the first-named Shareholder pursuant to sub-clauses (a) and (b).

8.2      ACCOUNTING RECORDS

         8.2.1 The Shareholders shall each procure that each member of the Group shall at all times maintain accurate and complete accounting and other financial records in accordance with the requirements of all applicable laws and generally accepted accounting principles applicable in the United Kingdom ("UK GAAP").

         8.2.2 The Company shall deliver the following information to each of the Shareholders:

                  (a)   Audited Annual Financial Statements.

                        As soon as practicable and, in any case, within 90 days after the end of each financial year, audited financial statements of the Company, consisting of a consolidated balance sheet of the Company as of the end of such financial year and consolidated statements of operations, statements of Shareholders' equity and statements of cash flows of the Company for such financial year, setting forth in each case, in comparative form, the figures for the preceding financial year, all in reasonable detail and fairly presented in accordance with UK generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods reflected therein, and accompanied by an opinion thereon of the Auditors.

                  (b)   Quarterly Financial Statements.

                        Within 45 days after the end of each of the first three calendar quarters and no later than 20 days after the end of the final calendar quarter, copies of the unaudited consolidated balance sheet of the Company as at the end of such calendar quarter and the related unaudited consolidated statements of operations and cash flows for such calendar quarter and the portion of the calendar year through such calendar quarter, setting forth in comparative form the figures for the corresponding periods of (a) the previous calendar year and (b) the budget for the current year, prepared in reasonable detail and in accordance with UK GAAP applied consistently throughout the periods reflected therein and certified by the Finance Director of the Company as presenting fairly the financial condition and results of operations of the Company (subject to customary exceptions for interim unaudited financial statements). The above information representing the first calendar quarter shall be reviewed by the Auditors at WTT's expense.

                  (c)   Monthly Unaudited Financial Statements.

                        As soon as available, but in any event within 20 days after the end of each calendar month, copies of the unaudited consolidated balance sheet of the Company as at the end of such calendar month and the related unaudited consolidated statements of operations and cash flows for such calendar month and the portion of the calendar year through such calendar month, in each case setting forth in comparative form the figures for the corresponding periods of (a) the previous calendar year and (b) the budget for the current year, prepared in reasonable detail and in accordance with UK GAAP applied consistently throughout the periods reflected therein and certified by the Finance Director of the Company as presenting fairly the financial condition and results of operations of the Company (subject to customary exceptions for interim unaudited financial statements).

                  (d)   Management's Analysis.

                        All the financial statements delivered pursuant to paragraphs (a), (b) and (c) shall be accompanied by an informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby.

8.3      INSPECTION

         The Company shall (for itself and as agent for any member of the Group) permit any Shareholder, by its representatives, agents or attorneys (provided that such entity or person executes an appropriate confidentiality agreement as may be necessary):

         8.3.1 on reasonable notice and during business hours, to examine all books of account, records and other papers of any member of the Group and to make copies and take extracts from any thereof;

         8.3.2 to discuss the affairs, finances and accounts of the any member of the Group with the Group's officers and Auditors (and by this provision the Company, as agent as aforesaid, hereby authorises the Auditors to discuss with any Shareholder and its representatives, agents or attorneys the finances and accounts of any member of the Group); and

         8.3.3 to visit and inspect, at reasonable times and on reasonable notice during normal business hours, the properties of any member of the Group.

8.4      OTHER INFORMATION

         The Company shall deliver the following to the Shareholders:

         8.4.1 promptly after the submission thereof to the Company, copies of any detailed reports (including the Auditors' comment letter to management, if any such letter is prepared) submitted to the Company by its independent Auditors in connection with each annual or interim audit of the accounts of the Group;

         8.4.2 with reasonable promptness, notice of any default by any member of the Group under any material agreement to which it is a party; and

         8.4.3 promptly upon request therefor, such other data, filings and information any Shareholder may from time to time reasonably request.

9.       THE BUSINESS

9.1      CONTENT OF BUSINESS PLAN

         The Shareholders and the Company agree that the Group's business and finances shall be managed in accordance with the Business Plan. The Shareholders shall procure that the Board procures that two months before the beginning of each financial year the Operating Committee prepares a "rolling" business plan which shall (except as otherwise provided in Clause 9.3) include a budget for that financial year and the two succeeding financial years which shall be in a form from time to time agreed. The draft business plan shall include at least each of the following:

         9.1.1    a summary of business objectives;

         9.1.2    a review of the projected business;

         9.1.3    projected funding and method of funding;

         9.1.4 a projected profit and loss account, balance sheet, capital expenditure (including technology related items) and cash flow; and

         9.1.5    details of the technology platform to be used by the Group.

9.2      APPROVAL OF BUSINESS PLAN

         Subject to Clause 9.3, a draft business plan shall be presented to the Shareholders before the beginning of each financial year, for approval by the Shareholders. The draft business plan shall be approved by the Shareholders, subject to such amendments as they think fit, and the approved business plan shall be the "Business Plan" for the next financial year.

9.3      FIRST BUSINESS PLAN

         The provisions of Clause 9.2 shall not apply to the first Business Plan (as set out in Schedule 1 to this Agreement) which shall be deemed to be approved by the Shareholders pursuant to Clause 9.2 on the date of this Agreement.

10.      COMPETITION

10.1     Save as otherwise provided in this Agreement and the Completion
         Agreements:

                  (a) each Shareholder covenants for itself and on behalf of its Associates that it shall not, either alone or jointly, directly or indirectly, carry on or be engaged or concerned or interested in or solicit any business which is in competition with the Business of the Company (or any Group Company) as carried on at any time during the term of this Agreement in the Territory; and

                  (b) the Company covenants for itself and on behalf of the Group that it shall not, either alone or jointly, directly or indirectly, carry on or be engaged or concerned or interested in or solicit any business which is in competition with the business of a Shareholder or its Associates carried on at the date of this Agreement.

10.2 For the avoidance of doubt, a Shareholder or its Associates which provide travel services shall not be deemed to be in breach of Clause
         10.1 by virtue of:

         10.2.1 using a Product in the Territory which competes with a Licensed Product upon receipt of a written request by an existing or prospective client of that Shareholder so long as such requested Product is used only for such client;

         10.2.2 using and selling Products in the Territory which compete with ResAssist and Highlighter, so long as such competing Products are compatible with the technology and systems used by Hogg and HRPLC and are either of a higher quality, lower price or better performance;

         10.2.3 carrying on, alone or jointly, directly or indirectly, in the Territory any business which it carried on in the Territory at the date of this Agreement or at any time in the twelve months preceding this Agreement or which are contemplated in Annex I to this Agreement;

         10.2.4 holding less than ten per cent of any class of shares or debentures of any company listed on any recognised stock exchange which competes directly or indirectly with the Business; or

         10.2.5 any of the matters contemplated in terms of Clauses 10.3 or 10.4.

10.3 WT Technologies and its Subsidiaries may only provide processing services (then offered by any Group Company) (other than OFS Services) if requested in writing to do so by an existing client of WT Technologies or its Subsidiaries located within in the Territory provided that such services may only be processed outside the Territory. WT Technologies shall immediately notify the Group when such written notice is received from such a client. WT Technologies pay to the Group within 30 days of the end of each financial year of WT Technologies a sum equivalent to 50 per cent. of net profits generated by WT Technologies as a result of such request from such a client in that financial year.

10.4 WT Technologies and its Subsidiaries may only provide and process OFS Services in the OFS Territory if requested in writing to do so by an existing OFS client of WT Technologies or its Subsidiaries. For the avoidance of doubt, WT Technologies and its Subsidiaries may provide

         OFS Services outside the OFS Territory without restriction. WT Technologies shall immediately notify the Company when such written request is received from such a client. WT Technologies shall have no obligation to account to the Group for any profits generated by it as a result of such a request from a client unless the aggregate of all transaction volumes generated by the provision of such services in a financial year of WT Technologies exceed 10 per cent. of the Group's OFS Service transaction volumes in that financial year (the "OFS Services Thresholds"), in which case WT Technologies shall pay to the Group within 30 days of the end of that financial year a sum equivalent to 50 per cent. of net profits generated from the transaction volume that exceeds 10 per cent. of the Group's OFS Service transaction volumes in that financial year.

10.5 Subject to Clause 10.7, any Group Company may use OFS Corporate Products only in the Territory.

10.6 Subject to Clause 10.8, any Group Company may use OFS Products only in the OFS Territory.

10.7 Any Group Company may only process services (then offered by WT Technologies and its Subsidiaries) (other than OFS Services) if requested in writing to do so by an existing client of the Group Company located outside the Territory provided that such services may only be processed within the Territory. The Company shall immediately notify WT Technologies when such written request is received from such a client. The Group Company shall pay to WT Technologies within 30 days of the end of each financial year a sum equivalent to 50 per cent. of any net profits generated by the Group as a result of such request from such a client in that financial year. For the avoidance of doubt, processing services provided to Rider Travel in the Americas cannot be processed through any Group Company.

10.8 Any Group Company may only process OFS Services at a location outside the OFS Territory for an existing OFS client if requested in writing to so do by such a client. The Group Company shall immediately notify WT Technologies when such written request is received from such a client. The Group Company shall have no obligation to account to WT Technologies for any profits generated by it as a result of such a request from a client unless the aggregate of all transaction volumes generated by the provision of such services in a financial year exceed 10 per cent. of WT Technologies' OFS Services transaction volumes, in which case, the Group Company shall pay to WT Technologies within 30 days of the end of that financial year a sum equivalent to 50 per cent. of net profits generated from the transaction volume that exceed 10 per cent. of WT Technologies' OFS Services transaction volumes in that financial year.

10.9 If WT Technologies and its Subsidiaries receives a request in writing from an existing OFS client to provide and process OFS Services within the OFS Territory and WT Technologies and its Subsidiaries transfers the request to any Group Company, the Group Company shall pay to WT Technologies within 30 days of the end of each financial year a commission equivalent to 20% of net profits generated by the Group Company's OFS Services transactions in that financial year in respect of such client for a period of 42 months starting at the beginning of the first month in which OFS Services for such client commences.

10.10 If a Group Company receives a request in writing from an existing client to provide OFS Services outside the OFS Territory and the Group Company transfers the request to WT Technologies and its Subsidiaries, WT Technologies shall pay the Group within 30 days of the end of each financial year of WT Technologies a commission equivalent to 20% of net profits generated by WT Technologies transacting in that financial year in respect of such client for a period of 42 months starting at the beginning of the first month in which services for such client commences.

10.11 For the purposes of this Clause 10, 'existing client' shall have its ordinary meaning and 'existing OFS client' shall mean clients of the relevant party to whom OFS Services are currently being or have, within the previous twelve months been, provided as at the date of the provision of the relevant services .

10.12 At the Company's written request, a non-exclusive licence (which licence shall be capable of being sub-licensed on conditions reasonably acceptable to HRPLC) in respect of the use of a Product created by any existing member of the HRPLC Group (other than Rider Travel) and described in Annex H hereto shall be granted at the Company's cost to the Company (or such member of the Group as the Company may in writing direct) for a consideration equivalent to the reasonable development cost of the relevant Product incurred during the period commencing from the date of this Agreement until the date of grant of such licence.

10.13 At the Company's written request, a non-exclusive licence (which licence shall be capable of being sub-licensed on conditions reasonably acceptable to HRPLC) in respect of the use of any Product (other than those referred to in Clause 10.12 above) created by any member of the HRPLC Group (other than Rider Travel) after the date of this Agreement shall be granted at the Company's cost to the Company (or such other member of the Group as the Company may in writing direct) for a consideration equivalent to the fair market value of such Product at the date of grant of such licence PROVIDED that:

                  (a) the foregoing obligation shall not apply in relation to any Product developed for the use in the business of any member of the HRPLC Group which is not subject to the restrictions set out in Clauses 10.1;

                  (b) a Product to which this Clause 10.13 applies may only be used by WT Technologies in the Americas or under Clause
                        10.3 or 10.4;

                  (c) upon request by WT Technologies, the Company shall grant a sub-licence to WT Technologies (or such Subsidiary of WT Technologies as WT Technologies may request) of a product to which this Clause 10.13 applies on such terms as are in the spirit of this Agreement and at fair market value provided that such sub-licence may only be used by WT Technologies or its Subsidiary in the Americas or under Clause 10.3 or 10.4.

10.14 An exclusive licence in respect of the use of any Product created by a member of the Group shall be offered at WT Technologies' cost to WT Technologies (or such Subsidiary of WT Technologies as WT Technologies may request) in respect only of those territories in which WT Technologies is not restrained from competing in terms of Clause 10.1 ((or Clause 10.3) as the case may be) at a price equivalent to the fair market value of such Product at the date of grant of such licence. In the event WT Technologies refuses such offer (or does not accept such offer within 60 days of the date of receipt of such offer, in which case the offer shall be deemed to have been refused by WT Technologies), the Company shall be entitled to exploit such Product in those territories in which the Company would otherwise be restrained from competing in terms of Clauses 10.1 or 10.3 (as the case may be) (save that this shall not entitle the Company to compete with Rider Travel).

10.15 An exclusive licence in respect of the use of any Product created by WT Technologies (or any of its Subsidiaries) shall be offered at the Company's cost to the Company (or such Group Company as the Company may request) in respect only of the Territory at a price equivalent to the fair market value of such Product at the date of grant of such licence.

         In the event the Company refuses such offer (or does not accept such offer within 60 days of the date of receipt of such offer, in which case the offer shall be deemed to have been refused by the Company), WT Technologies shall be entitled to exploit such Product in the Territory.

10.16 Each party undertakes (for itself and on behalf of its Subsidiaries) to keep the other parties promptly and fully informed in relation to the creation of any Products that may be capable of being licensed pursuant to Clauses 10.13, 10.14, 10.15 or 10.16.

10.17 For the avoidance of doubt, the obligations specified in Clauses 10.13, 10.14, 10.15 and 10.16 shall cease to apply to:

         10.17.1 any member of the HRPLC Group in the event that Hogg ( or a Permitted Transferee of all of Hogg's Shares) ceases to hold Shares in the Company; or

         10.17.2 to WT Technologies and its Associates in the event that WTT (or a Permitted Transferee) of all of WTT's Shares) ceases to hold Shares in the Company.

10.18 The obligations contained in clause 10.1 shall continue to apply to a Shareholder for a period of one year after the transfer of its Shares in accordance with this Agreement provided that this restriction shall not apply where, at the time of transfer, a Shareholder holds less than ten per cent. of the entire issued share capital of the Company and has no Director appointed by it to the Board where that party ceases to be a Shareholder other than by reason of the termination of this Agreement.

10.19 For the avoidance of doubt, Products licensed to the Group under Clauses 10.13 and 10.14 may also be used by members of the HRPLC Group for their own use and may be licensed non-exclusively to other parties provided that the use of such Products by such other party does not contravene Clause 10.1. Upon the granting of the licenses to a Group Company in accordance with clause 10.13 and/or 10.14, the Group Company and HRPLC shall negotiate in good faith with a view to outsourcing the operations of HRPLC in relation to the licence at a price to be less than the then current HRPLC Group cost of such operations.

10.20 Where a member of the HRPLC Group licenses a Product to the Company pursuant to Clauses 10.13 or 10.14 and the Company sub-licenses that Product to WTT or WT Technologies, the relevant sub-licensee shall not use such Product in competition with a member of the HRPLC Group in Canada and outside the Americas.

10.21 WT Technologies undertakes on behalf of itself and its Subsidiaries to procure that accurate records are maintained in respect of any profit generated by the processing services permitted in terms of Clauses 10.3 and 10.4 and in respect of the OFS Service transaction volumes and to allow any authorised representative, agent or employee of any member of the Group to access for the purposes of verifying the net profits referred to in Clauses 10.3 and 10.4, such records at reasonable times and upon reasonable notice, subject to the entering into of any reasonable confidentiality undertakings, as WT Technologies considers necessary.

10.22 The Company undertakes on behalf of itself and each member of the Group to procure that accurate records are maintained in respect of any profit generated in terms of Clauses 10.7 and 10.8 and in respect of the OFS Services transaction volumes under clause 10.8 and to allow any authorised representative, agent or employee of WTT or WT Technologies to access for the purposes of verifying the net profit referred to Clauses 10.7 and 10.8, such records at reasonable times and upon reasonable notice, subject to entering into any reasonable confidentiality undertakings as the Group Company considers necessary.

10.23 No Group Company shall or be entitled to waive any breach or attempted breach of Clause 10.1(a) by a Shareholder or its Associate, whether or not on the application of such Shareholder, without the consent of the other Shareholder.

11.      EMPLOYEES

11.1 Each Shareholder covenants to the Company that, for so long as it is a Shareholder in the Company, it shall not and shall procure that none of its Subsidiaries or Associates and no person on its behalf shall engage, employ, canvass, solicit or endeavour to entice away from any Group Company any person who is an officer, employee or manager of such Group Company or who has been an officer, employee or manager of such Group Company at any time during the term of this Agreement and in either case has confidential information or know-how or would be in a position to exploit trade connections of the Group.

11.2 The Company covenants to each party hereto that, for so long as each party remains a party to this Agreement, it shall not and shall procure that no Group Company and no person on its behalf shall engage, employ, canvass, solicit or endeavour to entice away from such party (or any Associate or Subsidiary of such party) any person who is an officer, employee or manager of such party or who has been an officer, employee or manager of such party at any time during the term of the Agreement and in either case has confidential information or know-how or would be in a position to exploit trade connections of the such party. This Clause will not prevent the appointment of employees, officers or managers of each party as the party's nominees on the Board in accordance with Clause 7.1.2 or the secondment to a Group Company from time to time by any party of its employees, officers or managers.

12.      CONFIDENTIALITY

12.1     CONFIDENTIALITY

         12.1.1   Each party shall:

                  (a)   treat as strictly confidential:

                        (1) all information of a confidential nature obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement which relates to the negotiation of, or the provisions or subject matter of, this Agreement or to any other party; and

                        (2) all other business, financial, operational and marketing information (or any other information of a secret or proprietary nature) relating to any other party, (together "Confidential Information"); and

                  (b) not, except with the prior written consent of the relevant other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

         12.1.2 Each agrees with the other only to make Confidential Information available to its directors, consultants, employees, advisers or other representatives who need to know that information for the purposes and implementation of this Agreement or the Business and shall not use, directly or indirectly, Confidential Information for any other purpose whatsoever.

12.2     PERMITTED DISCLOSURES

         Clause 12.1 shall not apply if and to the extent that the party disclosing Confidential Information can demonstrate that:

         12.2.1 such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law; or

         12.2.2 the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in Clause 12.1; or

         12.2.3 the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed as permitted by Clause 12.1; or

         12.2.4 such disclosure is necessary for the purposes of applying for or obtaining any clearances or approvals referred to in Clause 22.5.

12.3     CONTINUANCE OF RESTRICTIONS

         The restrictions contained in this Clause 12 shall survive Completion and shall continue in relation to each party throughout the term of this Agreement and indefinitely thereafter.

13.      TAX MATTERS

13.1     INTERPRETATION

         In this Clause 13:

         "CHAPTER IV" means Chapter IV Part X of ICTA 1988 as supplemented by
         Schedule 18 of ICTA 1988;

         "GROUP RELIEF" means any consortium relief in respect of losses of a company or other amounts eligible for relief which may be available to any of the Shareholders, the Company, or any member of the same group of companies as a Shareholder hereto pursuant to sections 402 to 413 ICTA 1988;

         "ICTA 1988" means the Income and Corporation Taxes Act 1988;

         "MEMBER OF THE SAME GROUP OF COMPANIES" shall mean a company which is a member of a group of companies (defined in section 413 ICTA 1988) of which the respective Shareholder is a member;

         "RATE OF CORPORATION TAX APPLICABLE TO ANY RELEVANT ACCOUNTING PERIOD" means the full rate of corporation tax (ignoring any application of section 13 of ICTA 1988) applicable to such Relevant Accounting Period or where more than one rate is applicable, the average rate over that Relevant Accounting Period calculated on a time basis;

         "RELEVANT ACCOUNTING PERIOD" means an accounting period within the meaning of section 12 ICTA 1988; and

         "VALUE ADDED TAX" means value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing modifying or consolidating such legislation and any reference to "VAT" shall be construed accordingly.

13.2     GROUP INCOME ELECTIONS

         13.2.1 The Shareholders shall each join with the Company in making elections under section 247 ICTA 1988 ("group income elections") with a view to enabling interest to be paid by the Company to the Shareholders without deducting income tax.

         13.2.2 Once group income elections have been accepted by the Inspector of Taxes, all payments from the Company to the Shareholders shall be paid in accordance with such elections.

         13.2.3 If any Shareholder transfers all or any part of its shareholding in the Company, the transferor and the other Shareholders will procure that the Company enters into new group income elections if available under section 247 ICTA 1988.

13.3     GROUP RELIEF

         13.3.1 The Shareholders and any other company which is a member of the same group of companies as any Shareholder ("Claimant Company") may claim Group Relief from the Company ("Surrendering Company") to which they may be entitled for any Relevant Accounting Period of the Company. The Shareholders shall consent to any such claim and shall take such action as is requisite to procure that the Company surrenders such Group Relief in accordance with the provisions of Chapter IV.

         13.3.2 The Shareholders and any other company which is a member of the same group of companies as any Shareholder ("Surrendering Company") may offer to surrender Group Relief to the Company ("Claimant Company") by written notification to the Company (with a copy to the other Shareholder) in respect of any Relevant Accounting Period of the Surrendering Company of such amount as is permitted under Chapter IV. If the other Shareholder (not being the Surrendering Company) shall agree in writing such surrender within thirty days of such notification, the Shareholders shall consent to any such surrender and take such action as is requisite to procure that the Company accepts such Group Relief.

         13.3.3 The Company shall not be obliged to accept surrenders of Group Relief to the extent that its corporation tax liability can be relieved in the Relevant Accounting Period by credit for tax paid or suffered by it, in any jurisdiction outside the United Kingdom.

13.4     PAYMENT FOR GROUP RELIEF

         In consideration of any surrender of Group Relief within Clause 13.3, the Claimant Company shall pay to the Surrendering Company an amount equal to the amount of corporation tax for which, but for the surrender, the Claimant Company would have been liable or (as the case may be, where the Company is the Surrendering Company) an amount equal to the product of the Group Relief surrendered to the Claimant Company and the Rate of Corporation Tax applicable to the Relevant Accounting Period of the Claimant Company. Any such payment shall be made on the later of:

         13.4.1 the normal due date or dates for payment of corporation tax by the Claimant Company; and

         13.4.2 seven days after a notice of claim has been submitted to the Inland Revenue in respect of the Group Relief.

13.5     GROUP RELIEF SURRENDERS

         13.5.1 When the reduction in the liability of any Claimant Company to corporation tax as a result of a surrender of Group Relief has been determined (whether by agreement with the Inland Revenue or otherwise on appeal), the Shareholders shall procure that the Claimant Company shall promptly produce and deliver within 30 days to each of the Shareholders a certificate setting out the extent to which such liability has been reduced, together with copies of any correspondence with the Inland Revenue agreeing such reduction of liability.

         13.5.2 In the event that any of the Shareholders shall object to such certificate, such Shareholder(s) may, within 14 days of the certificate being delivered to it, require the Claimant Company to refer the reduction in liability to be determined by an independent firm of chartered accountants to be agreed upon between them or, in default of such agreement, to be selected (at the instance of any Shareholder) by the President for the time being of the Institute of Chartered Accountants in England and Wales. Any such firm of chartered accountants (whose fees and expenses shall be paid by the Shareholder objecting to the certificate if such firm of chartered accountants does not alter the extent to which the relevant liability is to be reduced and by the Claimant Company in any other case) shall act as experts and not arbitrators in connection with the giving of such decision.

         13.5.3 The Shareholders shall provide, and shall procure that the Company shall provide, within a reasonable period and in any event within 21 days of any written request, the independent firm of chartered accountants with such information as it may reasonably require for the purpose of giving its determination.

         13.5.4 The certificate referred to in Clause 13.5.1 (unless any of the Shareholders have exercised its or their rights to refer the matter to an independent firm of chartered accountants in accordance with Clause 13.5.2 or (if the matter is referred to an independent firm of chartered accountants) the determination of such firm shall, save for manifest error, be binding on the Shareholders, the Company and the relevant Claimant Company and Surrendering Company.

         13.5.5 Within seven days of the reduction in the liability of a Claimant Company to corporation tax as a result of a surrender of Group Relief becoming final under Clause 13.5.4, appropriate adjustments to the payment made under Clause 13.4 for such Group Relief shall be made.

         13.5.6 The provisions of this Clause 13.5 shall prevail over the provisions of Clause 24.2 (save as to questions of compliance with the provisions of this Clause 13.5).

13.6     INTEREST

         Payments for Group Relief and any adjustments thereto shall carry interest at the rate of 2 per cent. per annum above the base lending rate of Barclays Bank plc from time to time from the due date for payment to the date on which such payment for Group Relief is actually made or such adjustment is paid.

13.7     COMMUNICATION WITH INLAND REVENUE

         If the Inland Revenue does not accept any particular surrender of Group Relief whether in whole or in part, then the Claimant Company may take, and direct the Surrendering Company to take, such action as may be reasonable with a view to establishing to the satisfaction of the Inland Revenue that such Group Relief has been validly surrendered and claimed. The Claimant Company will keep the parties informed as to the content of all correspondence and discussions with the Inland Revenue relevant to the surrender. The cost of taking any such action shall be borne by the Claimant Company.

13.8     GROUPS OF COMPANIES

         Where any Claimant Company or Surrendering Company is not a party to this Agreement, the party which is a member of the same group of companies as the Claimant Company or Surrendering Company shall procure that the Claimant Company or Surrendering Company shall take all steps contemplated by this Clause 13 as if the Claimant Company or Surrendering Company were a party to this Agreement.

13.9     MAINTENANCE OF CONSORTIUM

         Each Shareholder shall, until this Agreement is terminated, take such steps as are reasonably available to it to ensure that the Shareholders are and remain a consortium in relation to the Company for Group Relief purposes, and in particular to ensure that:

         13.9.1 the Shareholders and the Company are treated as resident only in the United Kingdom for United Kingdom tax purposes and for the purposes of any double taxation treaty;

         13.9.2 no shares are transferred and no further shares issued or allotted if as a result more than 25% of the issued ordinary share capital (as defined in section 832 ICTA 1988) of the Company would be held by persons not being companies resident only in the United Kingdom;

         13.9.3 all shares of the Company held by each Shareholder from time to time will be held as beneficial owner;

         13.9.4 all shares of the Company held by each Shareholder from time to time will not be held such that a profit on a sale of such shares would be treated as a trading receipt; and

         13.9.5 no one Shareholder owns, beneficially, more than 75% or less than 5% of the issued ordinary share capital (as defined in Section 832 ICTA 1988) of the Company.

13.10    VALUE ADDED TAX

         13.10.1 The Company shall not apply to HM Customs & Excise to be members of a group registration for VAT purposes other than a registration comprising only two or more of the Company and any Subsidiary company of the Company.

         13.10.2 Where any taxable supply for VAT purposes is made under or in connection with this Agreement by one party (or by the Company) to the other (or to the Company), the payer shall in addition to any consideration required for that supply pay, upon presentation of a VAT invoice, such VAT as is chargeable in respect of it.

14.       SHARE TRANSFERS

14.1     MORATORIUM

         Save as otherwise provided in Clause 14.3, no Shareholder may for a period of three years from the date of this Agreement transfer, sell or dispose of any Shares for the time being held by it (the "MORATORIUM PERIOD").

14.2     RESTRICTION

         14.2.1 Save as otherwise expressly provided herein or in the Articles no Shareholder shall during the term of this Agreement make any Disposition other than a Permitted Transfer (as hereinafter defined). Each Shareholder shall, to the extent it is able by virtue of its power of appointment of Directors, procure that the Board only approves the registration of a transfer of Shares transferred in accordance with the Articles.

         14.2.2 No transfer of Shares shall be made by a Shareholder without that Shareholder procuring the delivery to the Company of an executed Deed of Adherence in or substantially in the same form as Schedule 3.

14.3     PERMITTED TRANSFERS

         14.3.1 Any Shareholder may at any time transfer all (but not some only) of its Shares (a "Permitted Transfer") to an Associate in accordance with, and subject to the provisions of, the Articles PROVIDED THAT the transferee (the "Permitted Transferee") shall execute and deliver to the Company a Deed of Adherence in or substantially in the form of Schedule 3.

         14.3.2 Any Shareholder transferring Shares in accordance with this Clause 14.3 (which expression shall not include a second or subsequent transferor in a series of Permitted Transfers) shall be jointly and severally liable with the transferee for the obligations of this Agreement as a Shareholder in respect of each Share transferred.

14.4     SALE TO THIRD PARTIES

         14.4.1 After the expiry of the Moratorium Period a Shareholder may, subject to this clause, sell all (but not some only) of its Shares to a third party or parties. In the event that a Shareholder (the "Vendor") desires to sell all of its Shares in accordance with this clause (the "Offered Shares"), the Vendor agrees to first give written notice (the "Offer Notice") to the other Shareholder (the "Purchaser") of its intention to sell the Offered Shares and to negotiate with the Purchaser in good faith the price and corresponding terms of purchase for the Offered Shares. In the event that by the forty-fifth day after the date of the Offer Notice (the "Third Party Date") the Vendor does not accept the Purchaser's final proposed price and corresponding terms (the "Final Offer"), the Vendor shall notify the Purchaser in writing that the Purchaser's final price and terms have been rejected.

         14.4.2 In the event the Purchaser's Final Offer is not accepted, the Vendor may sell the Offered Shares to a third party or parties; provided, however, that any sale to a third party of the Offered Shares must be evidenced by a letter of intent which must be signed within six months of the Third Party Date and the contemplated transaction must be completed within one year of the Third Party Date. The sale of the Offered Shares to a third party or parties shall be for a price not less than 95% of the Final Offer.

         14.4.3 In the event of a sale of Shares to a third party in accordance with Clause 14.4.2;

                  (a) the Board shall be reconstituted at the date of transfer of the Shares to such party so that each Shareholder shall be entitled to and shall appoint three Directors (who shall, in the case of the Directors appointed by the "A" Shareholder, be designated "A" Directors and, in the case of the Directors appointed by the "B" Shareholder, be designated "B" Directors) and each such Director shall be entitled to one vote;

                  (b) the Shareholders shall procure that the necessary Board and Shareholders resolutions are passed to affect the reconstitution of the Board and/or amendments required to reflect such constitution in the Articles including an amendment to the Articles to provide that all resolutions of the Board be passed by a two-thirds majority;

                  (c) the Vendor shall procure that the Purchaser executes a Deed of Adherence on or prior to the date of transfer of the Shares; and

(d) the provisions of Clause 14.5 shall become effective.

14.5     DEADLOCK RESOLUTION

         14.5.1 In the event of a Deadlock, either Shareholder shall be entitled to serve upon the other notice of such Deadlock (a "DEADLOCK NOTICE") and the provisions of Clause 15.2 shall apply save that "Fundamental Disagreement" shall be read as "Deadlock".

         14.5.2 A "Deadlock" shall be deemed to have occurred if, after the expiry of the Moratorium Period:

                  (a) any Shareholder has failed to give his consent or is deemed to have refused his consent within ten Business Days to any major action in accordance with Clause 7.5; or

                  (b)   (1)   a matter relating to or affecting the Company has
                              been raised at and/or considered by a Board
                              Meeting; and

                        (2) no resolution has been passed by such meeting by reason of an equality of votes for and against any resolution proposed relating to such matter; and

                        (3) a Shareholder has subsequently failed to notify the other Shareholders within 28 days after such Board Meeting that the matter has not been resolved to its satisfaction.

15.      RESOLUTION

15.1     FUNDAMENTAL DISAGREEMENT

         A "Fundamental Disagreement" shall be deemed to have occurred if Hogg and WTT are unable to agree on any of the matters described in Clauses
         7.5 and 9.2 (which in the case of Clause 7.5 shall include any deemed refusal of consent in terms of that Clause) and one of them serves notice on the other stating that it believes there exists a Fundamental Disagreement (a "Fundamental Disagreement Notice") PROVIDED THAT for the purpose of this Clause 15, no Fundamental Disagreement shall arise or be deemed to arise before the expiry of the Moratorium Period.

15.2     PROCEDURE FOLLOWING FUNDAMENTAL DISAGREEMENT

         15.2.1 In the event of Fundamental Disagreement, the Shareholders shall refer the matter for consideration to such persons as they consider appropriate (such individuals together the "Representatives") for discussion between them. Each party to the Agreement shall procure that the Representatives use all reasonable endeavours to resolve any differences between the Shareholders which led to the Fundamental Disagreement. Unless otherwise agreed, the matter shall be so referred within seven days of the service of a Fundamental Disagreement Notice.

         15.2.2 Unless otherwise agreed between the Shareholders, if within ten days (or such longer period as the parties may agree) of reference to the Representatives as above they are not able, or agree not to be so able, to resolve the relevant differences either Representatives may on behalf of the party it represents serve a notice (the "Termination Notice") on the other (the "Recipient").

         15.2.3 In the event that a Termination Notice is served by one Shareholder on the other in accordance with Clause 15.2.2, the terms of Clause 17.1.1 (b) shall apply.

16.      TERMINATION

16.1     TERMINATION GENERALLY

         This Agreement shall continue in full force and effect until terminated in accordance with the provisions of this Clause, whereupon Clause 17, without limitation, shall apply.

16.2     BREACH BY OR WINDING UP OF HRPLC OR WTT

         16.2.1 A Shareholder (the "Non-Breaching Party") may, without prejudice to any other rights it may have in respect thereof, elect to terminate this Agreement forthwith by notice in writing to the other (the "Terminal Breach Notice") (but not after 90 days of the event in question first coming to the attention of the Non-Breaching Party) if any of the following shall occur:

                  (a) if the other Shareholder (the "Breaching Party") shall act or omit to act as described in Clause 16.2.3 and shall fail to remedy such breach (if capable of remedy) within 30 days after being given notice by the Non-Breaching Party (by the first party) so to do; or

                  (b) if the other (being a company) shall go into liquidation whether compulsory or voluntary (except for the purposes of a bona fide reconstruction or amalgamation with the consent of the first Non-Breaching Party, such consent not to be unreasonably withheld) or if the other party shall have an administrator appointed or if a receiver, administrative receiver or manager shall be appointed over any part of the assets or undertaking of the other party.

         16.2.2 If the Non-Breaching Party serves a Terminal Breach Notice on the Breaching Party, it may further elect that the terms of either Clause 17.1.1(a) or 17.1.1(b) shall apply and shall be entitled to the rights to the Company's Brand Name in accordance with Clause 17.4. In addition, where WTT is the Non-Breaching Party it may also make the election in clause 17.1.1(c).

         16.2.3 Subject to the terms (where appropriate) of Clause 16.2.1(a), any of the following acts or omissions will entitle the Non-Breaching Party to serve a Terminal Breach Notice in accordance with Clause 16.2.1:

                  (a) failure to seek Shareholder consent prior to undertaking a major action in accordance with Clause 7.5;

                  (b) failure to provide funding in accordance with the capital funding requirements in Clause 8.1;

                  (c)   competing with the Company in contravention of Clause
                        10.1;

                  (d)   attempting to transfer Shares in contravention of Clause
                        14;

                  (e) failure to exercise voting rights so as to procure the obligations under this Agreement and the Articles are duly observed in accordance with Clause 19.3;

                  (f) an intentional act or intentional omission to act to prevent the operation of the Company in accordance with the Business Plan;

                  (g) failure by a Shareholder to procure that at least one of its Directors or alternates is in attendance at two consecutive Board Meetings (including any adjournment of such meeting);

                  (h) failure by a Shareholder to attend two consecutive Shareholders Meetings (including any adjournment of such meeting);

                  (i) commission of a material breach, and failure to remedy such breach (if capable of remedy) within 30 days after being given notice by the Non-Breaching Party, of any of the Completion Agreements (excluding the Shared Services Agreement between the Company and HRPLC); or

                  (j) default by HRPLC or WT Technologies under the terms of the HRPLC Loan Note or the WTT Loan Note respectively.

16.3     CHANGE OF CONTROL OF HOGG, HRPLC OR WTT

         16.3.1   In the event of:

                  (a) a Change of Control of HRPLC which results in the resignation or removal (other than by reason of retirement, illness, disqualification or mental incapacity) of a majority of the Directors appointed by Hogg to the Board of the Company within six months of such Change of Control; or

                  (b) failure by the acquirer of Control of Hogg to agree in writing to endorse and adhere to the then current Business Plan within 30 days of such Change of Control,

                  WTT may elect (within a period of six months of the events specified in Clause 16.3.1(a)) to take over the management and operational control of the Company in which event the Shareholders shall procure that Hogg's "A" Ordinary Shares are reclassified as "B" Ordinary Shares, that WTT's "B" Ordinary

                  Shares be reclassified as "A" Ordinary Shares and that one of the Directors appointed by Hogg be removed from the Board. HRPLC undertakes to notify WTT promptly (and in any event within seven days) of a Change of Control affecting it.

         16.3.2 In the event that WTT exercises its option in accordance with Clause 16.3.1 in the Moratorium Period, Hogg shall have the option (to be exercised within six months of the exercise of WTT's option) to sell its Shares to any third party, subject however to the provisions of Clause 14.4. The restrictions contained in Clauses 14.1 and 14.3 with regard to the Moratorium Period shall not apply to the exercise by Hogg of its option under this Clause.

         16.3.3 In the event of a Change of Control of a Shareholder (other than for the purposes of amalgamation, merger, consolidation, reorganisation or other similar arrangement between members of the HRPLC Group or WTT and its Associate, as the case may be), the other Shareholder may elect by giving written notice ("Change of Control Notice") whereupon Clauses 17.2.2 to
                  17.2.6 and 17.6 shall apply, within six months from such Change of Control, to buy all of the Shares of the other Shareholder at a purchase price equal to 50% of the Fair Value of the Company (taking into account, only in the case of a change of control of Hogg, the fact that the Company will have a non-exclusive licence of the Licensed Products).

         16.3.4 Upon WTT giving the Change of Control Notice but prior to the completion of the sale and purchase, in accordance with Clause 16.3.3, the Shareholders shall procure that Hogg's "A" Ordinary Shares are reclassified as "B" Ordinary Shares, that WTT's "B" Ordinary Shares be reclassified as "A" Ordinary Shares and that one of the Directors appointed by Hogg be removed from the Board. Hogg undertakes to notify WTT promptly (and in any event within seven days) of a Change of Control affecting it. In the event that WTT does not purchase Hogg's Shares in accordance with Clause 17.6.1 having given a Change of Control Notice, the Shareholders shall procure that respective positions of WTT and Hogg's shall be re-instated as if a Change of Control Notice had not been given.

         16.3.5 In the event that WTT gives a Change of Control Notice to Hogg, the WTT Licence shall terminate and WTT shall offer Hogg a non-exclusive licence of the Licensed Products for the fair market value of such licence on terms and conditions contained in the Licence Software Licence Agreement between the Company and HRPLC.

16.4     FAILURE TO MEET SALES TARGETS

         16.4.1 The Shareholders acknowledge and agree that the Company's primary objectives include providing services to third party travel agencies, as well as to the Hogg Group and BTI Group, in Europe.

         16.4.2 Subject to Clause 16.4.9, on 31 October 2002, the Company shall deliver to WT Technologies a 12 month rolling forward projection of each of its OFS Corporate Products and Services, OFS Products and Services and TTG Product and Services, based upon the preceding six months historical data together with details of any new signed or lost accounts (eg accounts which have not been trading for the full six month period). The targeted values in respect of the foregoing projections shall be as described in Schedule 4 (the "OFS Corporate Services Target", "OFS Services Target" and the "TTG Target" respectively and each a "Target").

         16.4.3 Subject to Clause 16.4.9, in the event that any of the information set out in Clause 16.4.2 in respect of a Target has not been delivered to WT Technologies by 30 November 2002, WT Technologies shall have the right to conclude that the Company has failed to meet the relevant Targets.

         16.4.4 Subject to Clause 16.4.9, in the event the Company has failed or is deemed to have failed to meet the OFS Services Target by 30 November 2002 WT Technologies may elect, by written notice to the Company to be delivered within six months of such failure or deemed failure by the Company under Clause 16.4.3, to:

                  (a) terminate any exclusive technology licenses in respect of the OFS Products which have been granted to the Company and grant a non-exclusive licence in respect of the OFS Products to the Company on substantially the same terms as the WTT Licence and compete with the Company and the HRPLC Group; or

                  (b)   waive the Company's failure to meet the Target.

         16.4.5 Subject to Clause 16.4.9, in the event the Company has failed or is deemed to have failed to reach the OFS Services Target by 30 November 2002, Clause 10.1 shall be waived to the extent that it applies to WT Technologies and its Associates and WT Technologies and its Associates shall be entitled to compete with the Company in the OFS Territory in respect of the OFS Services. If WT Technologies elects to compete with the Company and begins to market the OFS Products and Services in competition with the Company in the Territory (in such a manner as would otherwise be a breach of Clause 10):

                  (a) this Agreement shall be amended so that the consent of WTT to any major action in terms of Clause 7.5 shall not be required by any Group Company; and

                  (b) HRPLC (or such member of the HRPLC Group as HRPLC in writing directs) may, within six months of delivery of a notice pursuant to Clause 16.4.6, elect by written notice (which notice shall be deemed to be a Change of Control Notice) to buy all of WTT's Shares at a purchase price equal 50% of the Fair Value of the Company (taking into account the fact that the Company will have a non-exclusive licence to the relevant products).

         16.4.6 WT Technologies shall give the Company 30 days' notice of its intention to compete with the Company prior to competing with the Company in terms of Clause 16.4.5.

         16.4.7 Subject to Clause 16.4.9, in the event the Company fails or is deemed to have failed to meet the TTG Target by 30 November 2002, WT Technologies may, by written notice to be delivered within six months of such failure or deemed failure, terminate any exclusive licenses in respect of the TTG Products which have been granted to the Company and grant a non-exclusive licence in respect of the TTG Products to the Company and it may grant non-exclusive licenses in respect of the TTG Products to third parties provided that WT Technologies shall not enter into any corporate equity joint venture arrangements with third parties in competition with the Business which would otherwise be a contravention of Clause 10.

         16.4.8 If, subject to clause 16.4.9, the Company fails or is deemed to have failed to meet the TTG Target by 30 November 2002 and the Company has failed or is deemed to have failed to meet the OFS Corporate Services Target by 30 November 2002, WT

                  Technologies may, by written notice to be delivered within six months of such failure or deemed failure, terminate any exclusive licenses in respect of OFS Corporate Products which have been granted to the Company and grant a non-exclusive licence in respect of the OFS Corporate Products to the Company and it may grant non-exclusive licenses in respect of OFS Corporate Products to third parties provided that WT Technologies shall not enter into any corporate equity joint venture arrangement with third parties in competition with the Business which would otherwise be a contravention to clause 10.

         16.4.9 The Company shall notify WTT in writing if it reasonably believes that it is unlikely to meet a Target as a result of a failure by WT Technologies or TLC to meet its obligations to the Company to deliver a technology product specified in Schedule A of the WTT Licence the use of which has a direct impact on the ability of the Company to meet such Target and the parties shall negotiate in good faith a modification of the date for satisfaction of the relevant Target to take account of such delay.

         16.4.10 WTT will act reasonably in determining whether a relevant Target has been met, or that the date for satisfaction of such Target be extended, take into account the economic conditions affecting the Company, the Company's competitive environment, staffing requirements and timely delivery of technology products by WT Technologies.

16.5     CEASING TO BE A PARTY

         The benefit of this Agreement shall cease to accrue to a party if, at any time as a result of a transfer of shares made in accordance with this Agreement and/or the Articles, that party holds no Shares (but without prejudice to any rights which any party may have against any other party arising prior to such termination).

16.6     WINDING UP

         Save to the extent provided to the contrary, this Agreement shall terminate forthwith if an effective resolution is passed to wind up the Company or if (except for the purposes of a bona fide reconstruction or amalgamation) a liquidator, receiver, administrative receiver or manager is otherwise appointed (but without prejudice to any rights any party may have against any other arising prior to such termination).

17.      CONSEQUENCES OF NOTICE UNDER CLAUSES 15.2 AND 16.2

17.1     SALE AND PURCHASE

         17.1.1 Subject to Clauses 15.2 and 16.2, if the Non-Breaching Party shall serve a notice under Clause 15.2.2 or 16.2 that party (the "terminator") shall require:

                  (a) the Breaching Party to sell to it all (but not some only) of the Breaching Party's Shares in the Company at the price determined in accordance with sub-clause 17.2; or

                  (b) the assets and liabilities of the Company to be divided between the parties in the manner described in Clause 17.3; or

                  (c) where Hogg is the Breaching Party, WTT may take over the management and operational control of the Company in which event that Shareholders shall procure that Hogg's "A" Ordinary Shares are reclassified as "B" Ordinary Shares, that WTT's "B" Ordinary Shares are reclassified as "A" Ordinary Shares and that one of the Directors appointed by Hogg be removed from the Board.

17.2     PRICE

         17.2.1 The purchase price of the shares to be bought and sold pursuant to Sub-Clause 17.1 shall be a sum equal to 50 per cent. of the Fair Value of the Company less a discount of ten per cent.

         17.2.2 "Fair Value" shall be determined by the Auditors on the following principles:

                  (a) the Auditors shall be considered to be acting as experts and not as arbitrators; and

                  (b) the Auditors shall value the relevant Shares using the following principles:

                        (1) valuing the relevant Shares as on an arm's length sale between a willing vendor and a willing purchaser;

                        (2) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

                        (3) the relevant Shares are capable of being transferred without restriction;

                        (4) each Share whatever its class has the same value corresponding to its proportion of the value of all the Shares taken as a whole;

                        (5) no reduced or additional value is attached to any holding of Shares by virtue only of the transferor not having the right to appoint a majority of Directors to the board or the number of votes which may be cast at a Board Meeting by a Director;

                        (6) the application in all other respects of principles and practices consistent with those customarily applied in the previous audited accounts of the Company.

                  (c) the Auditors shall deduct from the fair value of the Company the Sterling equivalent of any sum paid in terms of Clause 12.5(a) of the US Operating Agreement.

         17.2.3 The Shareholders shall procure that the Auditors prepare and deliver to the Shareholders, within 45 days of the date of the Termination Notice or Change of Control Notice, a report (the "Report") setting out the details of their determination pursuant to Clause 17.2.2 (the "Fair Value Determination").

         17.2.4 Unless a Shareholder shall, within 15 days of receipt of such Report, serve a notice ("Objection Notice") in writing on the other that it objects to the Fair Value Determination (identifying the reason for any objection and the amount or item or all calculation which is/are in dispute), the parties shall be deemed to have agreed to the Fair Value Determination.

         17.2.5 If, within the period referred to in 17.2.4, a party shall give to the other an Objection Notice then the parties shall use their respective best endeavours to reach agreement on adjustments to the Fair Value Determination as applicable.

         17.2.6 If the parties are unable to reach agreement in respect of the Fair Value Determination, within thirty days of the date of the Objection Notice, the Fair Value will be determined by two appraisers, one chosen by each Shareholder, in accordance with the assumptions described in Clause 17.2.2. If the two appraisal values (the "Fair Value Appraisal") differ by 10% or less (such percentage difference to be computed by subtracting the lesser of the Fair Value Appraisals from the greater of the Fair Value Appraisals and dividing that difference by the greater of the Fair Value Appraisals), then the Fair Value of the Shares shall equal the average of the two Fair Value Appraisals. In the event that the Fair Value Appraisals vary by more than 10%, a third appraiser shall be chosen by the initial two appraisers to conduct an independent appraisal of the Shares, and on the basis of that independent appraisal, the third appraiser shall, in the exercise of his own professional judgment, determine which of the two Fair Value Appraisals is the most commercially reasonably, and that Fair Value Appraisal shall be the Fair Value.

17.3     DIVISION OF ASSETS AND LIABILITIES

         17.3.1 The Company shall, as soon as practicable, and in any event within 15 days after receipt of a copy of a Termination Notice containing the election in Clause 17.1.1(b) procure that the Auditors prepare a financial statement (the "Financial Statement") for the Company as at the date of the Termination Notice within 45 days of receipt of the Termination Notice. The Financial Statement shall contain such information as is reasonably required for the parties to identify all of the assets and liabilities of the Company.

         17.3.2 The Financial Statement shall be delivered to both Shareholders and unless either party shall, within 15 days of receipt of such Financial Statement, serve a notice ("Objection Notice") in writing on the other that it objects to the Financial Statement (identifying the reason for any objection and the amount or item or all calculation which is/are in dispute), the parties shall be deemed to have agreed to the Financial Statement.

         17.3.3 If, within the period referred to in Clause 17.3.2, either Shareholder shall give to the other an Objection Notice then the parties shall use their respective best endeavours to reach agreement on adjustments to the Financial Statement as applicable.

         17.3.4 The parties shall thereafter enter into good faith negotiations for the division of the assets and liabilities of the Company.

         17.3.5 If the Shareholders are unable to reach agreement in respect of the terms for division of the assets and liabilities of the Company the Shareholders shall negotiate in good faith for a further period of 90 days for the sale of the Company to a third party.

         17.3.6 If, after the expiry of the 90 days referred to in Clause 17.3.5, the Shareholders have not agreed on the terms of the sale of the Company to a third party, the Shareholders shall procure that the Company be wound up.

17.4     COMPANY BRAND NAME

         17.4.1 Where termination is pursuant to Clause 16.2.1, the Non-Breaching Party shall;or

         17.4.2 upon WTT ceasing to be a Shareholder pursuant to Clause 16.4.5(b), WTT shall in addition to any other rights it may have, also be entitled to all rights in respect of the corporate name of the Company PROVIDED THAT where the corporate name of the Company (or any part) contains any word or words the same or similar to the corporate name or any distinctive part of the corporate name or mark of such Shareholder or an Associate of the Shareholder including, in the case of WTT, TRX Inc.(or any person controlling such Shareholder) the remaining party shall procure that within 30 days thereof the corporate name and/or mark of the Company shall be changed so as to exclude such word or words or name or mark.

17.5     LICENCE

         Upon the division of the assets of the Company in accordance with Clause 17.3 the WTT Licence shall terminate and WTT shall offer Hogg a non-exclusive licence in respect of use of the TTG Products and OFS Corporate Products in the Territory and the OFS Products in the OFS Territory on terms substantially the same as the Software Licence Agreement between the Company and HRPLC.

17.6     COMPLETION

         17.6.1 Completion of the sale and purchase of Shares pursuant to the provisions of Clauses 16.3.3 or 17.1.1(a) shall take place at the registered office of the Company on (i) the date specified in those Clauses, where applicable, or (ii) on the second Business Day after the price payable therefor has been agreed or determined in accordance with the provisions thereof, or
                  (iii) such other time and/or place as the affected parties may agree.

         17.6.2 At any completion of the sale and purchase of Shares pursuant to Clauses 16.3.3 or 17.1.1(a), the relevant seller shall deliver to the purchaser duly executed share transfers for the Shares being sold in favour of the purchaser (or as it may direct) together with the relevant share certificate(s) therefor (or an acceptable indemnity in lieu thereof) in return for cleared funds representing the sum due.

17.7     RELEASE OF GUARANTEES/INDEMNITIES

         If either party (the "Defaulting Party") shall become bound to transfer all its Shares, the other party shall upon, or immediately prior to completion of such transfer, procure:

         17.7.1 the immediate release of all guarantees, indemnities and similar covenants (if any) given by the defaulting party in favour (or for the benefit) of the Company and pending such release shall indemnify and keep the defaulting party fully and effectively indemnified from and against all claims arising thereunder except where the breach relates to such guarantee indemnity or covenant); and

         17.7.2 the immediate repayment to the defaulting party of all monies advanced to the Company by that outgoing party by way of loan (or loan stock) and then outstanding (if any) together with all interest (if any) down to the date of actual payment; and

         17.7.3 Nothing in this Clause 17.7 shall apply to a transfer of Shares in accordance with Clause 14.3 or affect the liability of any person to whom this Clause applies in respect of any liabilities incurred prior to the transfer of its Shares under Clause 17.1.1(a).

18.      GUARANTEES

18.1 HRPLC, in consideration of WTT and WT Technologies entering into this Agreement, undertakes with WTT and WT Technologies that Hogg will perform its obligations under this Agreement and shall indemnify WTT and WT Technologies against all losses, liabilities and costs which WTT or WT Technologies may incur as a result of any breach of Hogg's obligations under this Agreement .

18.2 WT Technologies, in consideration of HRPLC and Hogg entering into this Agreement, undertakes with Hogg and HRPLC that WTT will perform its obligations under this Agreement and shall indemnify Hogg and HRPLC against all losses, liabilities and costs which WTT or WT Technologies may incur as a result of any breach of WTT's obligations under this Agreement.

18.3     The following provisions shall apply to the undertakings in Clauses
         18.1 and 18.2:

         18.3.1 the undertakings shall be continuing obligations and shall remain in full force and effect until the discharge in full of the obligations of Hogg or WTT (as the case may be) under this Agreement and shall not be satisfied by any intermediate satisfaction of the whole or any part of those obligations;

         18.3.2 the liability of HRPLC or WT Technologies (as the case may be) shall not be affected or released by any neglect or forbearance in enforcing the obligations of Hogg or WTT (as the case may be) or by any amendment or variation of their obligations or by any other act, omission, matter or thing whatsoever whereby HRPLC or WT Technologies as a surety only would or might have been affected or released;

         18.3.3 although as between HRPLC and Hogg, HRPLC is a surety for Hogg, HRPLC shall for all purposes under this Clause 18 be treated as a principal obligor rather than as a surety; and

         18.3.4 although as between the WT Technologies and WTT, WT Technologies is a surety for WTT, WT Technologies shall for all purposes under this Clause 18 be treated as a principal obligor rather than as a surety.

19.      SUPREMACY AND GENERAL COVENANT

19.1     AGREEMENT TO PREVAIL

         If any provisions of the Memorandum or Articles conflict with any of the provisions of this Agreement the provisions of this Agreement shall prevail. To the extent permitted by law, Hogg and WTT shall each exercise all Voting Rights and other rights and powers available to them to procure the alteration of the Memorandum or Articles to the extent necessary to permit the Company and its affairs to be carried out as provided herein. For the avoidance of doubt, the Memorandum and Articles do not conflict and are not to be treated as conflicting with any provision of this Agreement by which the parties agree to procure that anything be or not be done.

19.2     LEGEND ON SHARES

         19.2.1 The Shareholders shall procure that all certificates representing Shares shall bear the following restrictive legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND TRANSFER OR PLEDGE OF SUCH SHARES IS RESTRICTED BY, THE TERMS OF AN AGREEMENT, DATED ________, 2000, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY. NO TRANSFER OR PLEDGE OF ANY SHARE REPRESENTED BY THIS CERTIFICATE SHALL BE VALID UNLESS MADE IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT.

         19.2.2 The Secretary shall endorse each certificate with any additional legend (or legends) as he or she shall deem necessary, upon the opinion of counsel to the Company, to comply with any applicable laws and regulations. In the event that any additional legend (or legends) are required, each Shareholder shall surrender to the Company all of its certificates representing shares of the Company. After such endorsement, each of the certificates so surrendered shall be returned to the Shareholder owning such certificate. Thereafter, all certificates representing shares of the Company shall bear an identical endorsement. A copy of this Agreement shall be filed with the Secretary of the Company.

19.3     FURTHER ASSURANCE

         To the extent permitted by law, the Shareholders shall each exercise all Voting Rights and other powers of control available to them in relation to the Company so as to procure (so far as each is respectively able by the exercise of such rights and powers) that the obligations under this Agreement and the Articles are duly observed and given full force and effect and all actions required of the parties hereunder are carried out and in a timely manner. Without limitation Hogg and WTT shall each use their best endeavours to procure that each of the Directors appointed by them shall execute and do all such acts and things and give and confer all such powers and authorities as they would have been required to execute, do, give and/or confer had they been a party to this Agreement.

19.4     QUORA OF MEETINGS

         To the extent permitted by law, each of Hogg and WTT shall exercise all Voting Rights and other powers of control available to them to ensure that any Board Meeting or Shareholder meeting has the necessary quorum throughout.

20.      ANNOUNCEMENTS

20.1     RESTRICTIONS

         No party to this Agreement shall make any announcement concerning the provisions or subject matter of this Agreement or containing any information about the other without the prior written consent of the other parties (which shall not be unreasonably withheld or delayed).

20.2     PERMITTED ANNOUNCEMENTS

         Clause 20.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law but any such announcement shall be made only after consultation with the other parties hereto.

20.3     CONTINUANCE OF RESTRICTIONS

         The restrictions contained in this Clause 20 shall survive Completion and shall continue throughout the term of this Agreement and for the period ending on the third anniversary of its termination or, if earlier, in respect of any party, the period ending on the third anniversary of it ceasing to be a party.

21.      REMEDIES

         The parties agree that damages would not be an adequate remedy for a breach of this Agreement and that each party is entitled to the remedies of injunction, specific performance and any other equitable relief in respect of any threatened or actual breach of this Agreement.

22.      WARRANTY AND INDEMNITY

22.1 WTT warrants at the date of this Agreement that the aggregate worldwide turnover of all economic interests over which Mr J. A. Fentener van Vlissingen exercises decisive influence including, for the avoidance of doubt, the BCD Group for the purposes of Council Regulation (EEC) No. 4064/89, as amended and taking into account the regulations and notices of the Commission of the European Communities on Council Regulation
         (EEC) No. 4064/89 (together the "EC Merger Regulation"), and calculated in accordance with the EC Merger Regulation does not exceed (pound)1,000,000,000 for the year ending 31 December 1998.

22.2 In the event of a breach of Clause 22.1 by WTT, to the extent permitted by applicable law, WTT agrees to indemnify Hogg and its Associates for the total amount of any fine, penalty payment or other sum levied by the Commission of the European Communities on Hogg and its Associates as a result of a failure to notify this Agreement and all related agreements to the Commission of the European Communities in accordance with the EC Merger Regulation including, without limitation, all reasonable costs and expenses incurred by it.

22.3 Hogg warrants at the date of this Agreement that the worldwide turnover of the HRPLC Group for the purpose of the EC Merger Regulation and calculated in accordance with the EC Merger Regulation does not exceed (pound)1,000,000,000 for the year ending 31 March 1999.

22.4 In the event of a breach of Clause 22.4 by Hogg, to the extent permitted by applicable law, Hogg agrees to indemnify WTT and its Associates for the total amount of any fine, penalty payment or other sum levied by the Commission of the European Communities on WTT and its Associates as a result of a failure to notify this Agreement and all related agreements to the Commission of the European Communities in accordance with the EC Merger Regulation including, without limitation, all reasonable costs and expenses incurred by it.

22.5 If circumstances arise under which any Shareholder determine that a notification is advisable under any applicable competition laws or regulations to the relevant competition authority, both parties shall cooperate in the preparation, drafting and submission of said notification and in the timely response to all enquiries from the relevant competition authority and shall provide all information necessary for the preparation of such a notification.

23.      PROVISIONS RELATING TO THIS AGREEMENT

23.1     ENUREMENT

         This Agreement shall be binding upon and enure for the benefit of (i) a Permitted Transferee and (ii) any other successors of the parties hereto upon execution of a Deed of Adherence in the form attached in
         Schedule 3 hereto.

23.2     ASSIGNMENT

         This Agreement shall not be assignable without the prior written agreement of Hogg and WTT.

23.3     WHOLE AGREEMENT AND VARIATIONS

         23.3.1 This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements and undertakings, whether in writing or oral, relating to such subject matter except to the extent the same are repeated in this Agreement.

         23.3.2 Each of the parties acknowledges that it has not been induced to enter into this Agreement by any representation, statement, warranty, promise or assurance by the other (or any other person).

         23.3.3 No variation of this Agreement shall be effective unless made in writing and signed by each of the relevant parties directly affected by the relevant provision of this Agreement.

23.4     RIGHTS AND OTHER MATTERS

         23.4.1 The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

         23.4.2 No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

         23.4.3 No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

23.5     INVALIDITY

         If any provision or term of this Agreement is held or rendered illegal, invalid or unenforceable under any applicable law, such provision or term shall, insofar as it is severable from the remaining provisions or terms, be deemed omitted from this Agreement and shall not adversely affect the remaining provisions or terms. Any such illegal, invalid or unenforceable provision or term shall be considered not severable if and to the extent that its omission from this Agreement would or may materially alter or affect the commercial intent or effect of this Agreement. In such event, the parties shall use their best endeavours to replace any such illegal, invalid or unenforceable provision or term with valid provisions and terms which most closely reflect their commercial intent and effect. For the avoidance of doubt, if and to the extent required by law, the parties' performance of the obligations under this Agreement which have been held or rendered illegal, invalid or unenforceable shall be deemed suspended pending such modification or termination (as appropriate) of this Agreement in accordance with this Clause 23.5.

23.6     COUNTERPARTS

         This Agreement may be executed in any number of counterparts which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

23.7     COSTS

         Except as otherwise expressly provided herein each party shall bear its own costs and expenses arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

23.8     NOTICES

         23.8.1 Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in this Clause and may be:

                  (a) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

                  (b) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

                  (c) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given six Business Days after the date of posting; or

                  (d) sent by fax, in which case it shall be deemed to have been given when confirmation of its transmission has been recorded by the sender's fax machine provided that any notice dispatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 a.m. on the next Business Day.

         23.8.2 The addresses and other details of the parties referred to in this Clause are, subject to notification of change, as below:

                  Name:                              Hogg /HRPLC

                  For the attention of:              The Company Secretary

                  Address:                           Abbey House
                                                     282 Farnborough Road
                                                     Farnborough
                                                     Hampshire GU14 7NJ

                  Fax number:                        01252 542 444


                  Name:                              WTT/WT Technologies

                  For the attention of:              Timothy J. Severt

                  Address:                           Suite 635
                                                     6 W. Druid Hills Drive
                                                     Atlanta Georgia 30329
                                                     USA

                  Fax number:                        001 404 814 2967

                  With copies to:

                  For the attention of:              the President
                                                     WT Technologies

                  Address:                           Suite 635
                                                     6W Druid Hills Drive
                                                     Atlanta, Georgia 30329
                                                     USA

                  Fax Number:                        001 404 814 2967

                  and:

                  For the attention of:              Jeff Haidet
                                                     Long Aldridge & Norman LLP

                  Address:                           303 Peachtree Street
                                                     Suite 5300
                                                     Atlanta, Georgia 30308
                                                     USA

                  Fax Number:                        001 404 527 5198


                  Name:                              Fortdove Limited

                  For the attention of:              The Managing Director

                  Address:                           Abbey House
                                                     282 Farnborough Road
                                                     Farnborough
                                                     Hampshire  GU14 7NJ

                  Fax number:                        01252 542444

         23.8.3 Any party to this Agreement shall use reasonable endeavours to notify the others of any change to its address or other details specified in Clause 23.8.2 as soon as possible prior to such change and, if after, immediately thereafter, provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later.

23.9     NOT A PARTNERSHIP/AGENCY

         Nothing in this Agreement shall, nor shall it be deemed to, constitute a partnership between the parties, or any of them. Nothing in this Agreement shall authorise any party to act as agent or representative of the others (or any of them) or to authorise any such party to assume or create an obligation on behalf of the other (or others), except as expressly provided in this Agreement.

24.      LAW AND SETTLEMENT OF DISPUTES

24.1     ENGLISH LAW

         This Agreement shall be governed by, and construed in accordance with, English law and the parties hereby submit to the exclusive jurisdiction of the English courts.

24.2     SETTLEMENT OF DISPUTES

         24.2.1 The parties agree to work together in good faith constructively to resolve any disputes between them. In the event that any dispute arises, then the parties shall continue to meet their obligations and rights under this Agreement during the dispute resolution process.

         24.2.2 Without prejudice to Clause 24.2.1, in the event that either Shareholder is negotiating the sale of Shares to the other (in accordance with Clauses 14.4.1, 16.3.3, 16.4.5 or 17.7.1) or to a third party (in accordance with Clauses 14.4.2 or 17.3.5) both Shareholders shall procure that the Company continues to operate the Business in its usual manner and, in the case of a sale to a third party, to cooperate (at the selling Shareholder's cost) with the selling Shareholder's reasonable requests in relation to the provision of due diligence information to such third parties.

24.3     MEETING OF REPRESENTATIVES

         Except as otherwise provided in this Agreement, in the event of any dispute between the parties arising from this Agreement, or any duty of care arising from or connected with the subject matter of this Agreement, the parties agree that a representative of the board of each of the Shareholders shall meet and seek resolution of the dispute in good faith.

24.4     RECOURSE TO COURT

         Nothing in this Clause 24 shall prevent either party from having recourse to a court of competent jurisdiction for the sole purpose of seeking a preliminary injunction or such other provisional declaratory relief (for the avoidance of doubt this does not include summary judgment) as it considers necessary to avoid irreparable damage.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

                           SCHEDULE 1: BUSINESS PLAN

The establishment and 4 year plan of travel technology and online fulfillment services for Europe.


AUTHOR:  W.BRINDLE
VERSION: 1.21
DATE:             SUNDAY, FEBRUARY 06, 2000

1.
2.
3.
4.


TABLE OF CONTENTS


1.       Executive Summary
         1.1 FINANCIAL SUMMARY
2.       Background
3.       Products
4.       Target Market
5.       Market Analysis
6.       Competition
7.       Market Opportunity
8.       Financials
         8.1 - TTG BUREAU
         8.2 - OFS


1.       EXECUTIVE SUMMARY

         As travel agencies turn their revenue stream away from commission into one of product and service charging, the need for creating new service entities is becoming more important.

         With the predicted growth of online technology and the subsequent changes in the existing distribution model and revenue streams, there is a growing demand for special services as new business opportunities in travel emerge with e-commerce.

         The NewCo plan is structured to take advantage of the products, knowledge and leading edge activities in this area within WTT and Hogg Robinson.

         NewCo will carry its own brand image well apart from BTIUK and will form part of the Hogg Robinson e-commerce division. All support, email, business models etc. will be the same for both the US and European entities.

         NewCo will focus its operations on
         the European travel market, including 3rd party agents and travel portals
         BTI Partners
         Hogg Robinson entities

         NewCo will consist of 2 departments, one dealing in Bureau software services (hereinafter referred to as TTG) and the other dealing in Online Fulfilment Services (OFS).

         The initial focus will be on three business opportunities that exist in Europe. These are:

         i.       Bureau Services

         ii. Managed Travel (focusing on online fulfillment of Web enabled Corporate Travel requirement)

         iii.     Unmanaged Travel (servicing travel direct Portals)

         Further opportunities exist with regards to a.o. MIS, Meetings Planning software and also establishing a full service online travel agent. These will be addressed after Newco has started operations although the online agent could form a key element of Newco's strategy.

         As the borders breakdown within Europe and E-commerce permits Euro E-Centres to grow, the demand for centralized fulfillment and service models will increase. With the rationalization to the Euro and growth of E-ticket on European and intercontinental routes, the need for a local market corporate online service will diminish.

         We are just at the start of this change and many of the services offered by NewCo will be leading edge for the travel industry.

         There are several challenges ahead in the start up of NewCo, but cost pressures and the commoditisation of certain travel types will force change in the market.

1.1      FINANCIAL SUMMARY

The following outlines a summary of the financial projections for the business:

FINANCIAL YEAR PROJECTIONS
TTG SOFTWARE/ OFS COMBINED

                           00/01          01/02           02/03            03/04
                           YEAR 1         YEAR 2          YEAR 3           YEAR 4
----------------------------------------------------------------------------------

BUREAU PNRS ..........     1,417,000      3,984,500      5,216,000     6,441,000

RESASSIST PNRS .......        52,100        220,550        482,500       988,500

OFS TICKETS ..........        72,517        533,833      1,215,000     2,078,333

INCOME CORRE
   CoRRe UK ..........   $   148,750    $   350,000    $   370,000   $   370,000
   CoRRe SK ..........   $    81,250    $   258,000    $   275,000   $   275,000
   CoRRe Kuoni .......   $    91,875    $   306,250    $   336,000   $   336,000
   CoRRe BTI .........   $    58,800    $    96,000    $   110,400   $   110,400
   CoRRe 3rd Party ...   $    35,000    $   175,000    $   560,000   $ 1,050,000

INCOME RESASSIST
   ResAssist HR ......   $    50,063    $   230,175    $   365,625   $   496,125
   ResAssist BTI .....   $    23,813    $    76,875    $   143,750   $   170,000
   ResAssist 3rd Party   $   101,625    $   437,500    $ 1,312,500   $ 3,500,000

HIGHLIGHTER
   Highliter HR ......   $    59,500    $   140,000    $   148,000   $   148,000
   Highliter SK ......   $    32,500    $   103,200    $   110,000   $   110,000
   Highliter BTI .....   $    22,050    $    36,000    $    41,400   $    41,400
   Highliter 3rd Party   $    10,500    $    52,500    $   168,000   $   315,000

OFS SALES
   HR OFS Corp PNRs ..   $   182,400    $   692,000    $ 1,828,000   $ 3,200,000
   OFS Corp PNRs .....   $    35,938    $   382,662    $ 1,211,000   $ 3,266,667
   OFS Portal ........   $   330,050    $ 2,520,000    $ 4,500,000   $ 5,780,000

----------------------------------------------------------------------------------
TOTAL REVENUE ........   $ 1,264,113    $ 5,856,162    $11,479,675   $19,168,592
----------------------------------------------------------------------------------
TOTAL COSTS ..........   $ 3,404,126    $ 4,929,213    $ 7,448,100   $10,304,578
----------------------------------------------------------------------------------
BALANCE ..............   ($2,140,013)   $   926,949    $ 4,031,575   $ 8,864,013
----------------------------------------------------------------------------------
RUNNING BALANCE ......   ($2,140,013)   ($1,213,064)   $ 2,818,511   $11,682,525
==================================================================================



2.

BACKGROUND

         The corporate travel business is set for major change, largely driven by

         o  Increasingly complex customer demands
         o  The need to pay by transaction differentiation
         o  Reduced remunerations from producers
         o  Rapid technology developments

         These four drivers of change all create the rapid growth of opportunities to make travel reservations without using the travel agent (either leisure or Corporate). Both producers (airlines, hotels etc.) and new entrants have set up Self Service Reservation (SSR) systems on the Internet. These systems have initially targeted the individual leisure traveler, but are today being more and more refined for corporations and corporate travelers through growth in business to business intranets.

         In most business developed for the Internet, the traditional rules of diminishing returns have been displaced by rules of increasing returns, i.e. early adopters stand a good chance to become decisive market leaders, as is the case with companies such as Microsoft, Intel and Cisco.

         The lead in these areas has definitely been taken by the USA. The lessons learned however in the USA have caused faster uptakes and demand in Europe as the technology being used is now more mature.

         NewCo is being formed to take control of this change as it happens in Europe.

         The following chart reflects the growth of MS Expedia in the UK vs the same start-up in the USA. Although it is consumer rather than corporate traffic it shows the faster acceptance curve now that the technology is becoming globally accepted.

         [GRAPHIC]


Although managed corporate travel online may have had a slow growth in the USA, if you apply the same logic as has happened to consumer acceptance in the UK then the corporations will move at a quicker pace as well. It also suggests that direct portal take up should be quicker.

(A)
Newco will be made up of two sales lines creating 2 departments. The rationale for this is based upon a different sales/product approach to different market segments.

A. Bureau and software services will provide a wide array of travel transaction software to corporations, industry suppliers, and travel agencies. Major products include:

         o        CORRE(R): an automated quality control system
         o        RESASSIST(TM): an electronic booking system
         o CRS SCREEN HIGHLIGHTER(R)/RESNOTEs(TM): an agent point of sale tool.

Over the past few years, TTG in the USA has been moving towards service bureau sales and operations and away from pure software license sales. At the present time, TTG offers ResAssist and CoRRe combined as a service bureau.

     B. OFS will operate in two different market areas within the travel industry: Travel Portal and Corporate. From a high level perspective, OFS will grow by offering the most cost effective operational infrastructure. o diversify into new customer areas.

         o        PORTAl
                  The Consumer segment covers leisure-related transactions for air, hotel, and car that are not part of formal vacation packages. This will also enable the non-managed same market that is going to direct to Airline travel portals to be secured.

         o        CORPORATe
                  The corporate electronic fulfillment market consists of two large segments: Agency Managed and Corporate Direct. Agency managed is for an agency that holds a contract with a Corporation and we conduct the e-fulfilment of the online business behind the agency. Corporate Direct is targeted directly at the corporate who wants to use the fulfillment options independently of their agency.

As the use of online bookings grows in Corporations, agents are being tasked with stripping cost out of the structure to provide a cheaper alternative. This can primarily be achieved by obtaining economies of scale through combining services, adopting and incorporating technology. Travel Agents are not delivering the services as cheap as the corporations are looking for. As electronic media (e-ticket, phone and web) integrate themselves into travel the users themselves are starting to segment. If a corporation has a high volume of point to point traffic which enables automation to drop the voice and human booking process, then the cost of that service has got to be cheaper. This is the segment that the airlines and new entrants are chasing.

3.       Products

         Newco will offer 2 product lines, Service Bureau and Online Fulfilment.

         3.1      SERVICE BUREAU & SOFTWARE SERVICES

     Over the past few years, TTG in the USA has been moving towards service bureau sales and operations and away from pure software license sales. At the present time, TTG offers ResAssist and CoRRe combined as a service bureau. These products are aimed at the travel transaction software market and the European variants of their US counterparts.

         CoRRe - Quality Assurance
         This product offering will be centered around the heart of the transaction process. CoRRe robotic applications and a bureau is being established to maintain QC on bookings for Hogg and BTI partners in the first stage. The bureau will be set up to sell its services to other agencies and providers (like web engines) from day one as well.

         Hogg Robinson is already implementing the Quality Assurance products (the CoRRe family of products) and significant experience in the development of the bureau services is already in place within Hogg Robinson.

         A repositioning and widening of a range of bureau services to European agencies and to BTI partners outside the Americas is a logical next step.

         As cost pressure continues to increase on conventional travel agencies, the necessity of outsourcing a range of services to reliable cost effective outsourcers is inevitable. The demand for our bureau services can be increased by demand form the Corporate community and also from the halo effect created as the products and services are offered by HR and other major agencies in response to RFP's. Major Corporations are now very aware of the tools an agency requires to operate their business efficiently. This will soon create a major demand on quality applications and agencies will dispose of their own applications.

         It is planned to run the bureau as a sister company of Claybrook being housed in the same building and sharing bureau operator staff during the start-up phase.

         o        ResAssist
                  Will become the de facto online booking product of NewCo. It will be adapted to provide automated bookings within the European arena on Galileo and Amadeus. The Sabre variant remains as the USA version. ResAssist will be sold as a managed bureau service, to travel agents and corporations direct.

         o        Profilesync.com
                  Will be sold alongside ResAssist for online (web) updating of client profiles by the corporate user.

         o        CRS Screen Highlighter/Res Notes
                  Definition needed

         o        Technology Consulting/License Sales
                  Definition needed

         3.2      ONLINE FULFILMENT SERVICES

                  3.2.1 AGENCY MANAGED AND CORPORATE DIRECT

         The objective of business fulfillment is to offer wither Travel Agents or Corporations the ability to offer or be offered a utility service for bookings made electronically.

         This service can also be combined with MIS offer for statistical reporting. It is clear that Managed Travel will dramatically change the Business Travel services sector although debate continues on the actual pace of change. We are developing low, medium and high takeoff scenarios to shape our forecasts in this arena. Partnerships are key but note essential to optimize growth. Microsoft (AXI) and Saber (BTS) are two targeted partners with Amadeus of significant interest because of its initiatives with both SAP and Cap Gemini. Oracle is also a potential partner now that it has purchased E-Travel.

         The Managed Travel Service is however based on ResAssist being installed and used within the plane.

         The service is based on electronic servicing where the cost of producing an online reservation for the best value and service is where business will be won. The cheapest option, without loss of service, is the target.

                  3.2.2    NON-MANAGED /TRAVEL PORTAL

         The European scenario is more complex to drive to critical mass for a number of reasons, e.g. Charter airlines not included in the CRS inventory, significant package holiday market rather than mix and match, language variation, internet usage by country.

         The TravelPortal product will be targeted at airline, hotel, car and rail (producers) websites. The service will consist of the following:-

4.       Target Market

         4.1 Territory

         Newco's market has ben defined in a Shareholders Agreement to be Europe, BTI Partners and Hogg Robinson owned entities. For Non-managed/Portal OFS business, Newco is restricted to deliver services from UK and Nordic. The initial focus for OFS will thus be in the UK and Nordic markets, and for TTG, Galileo and Amadeus markets. This will give a European spread.

         The only product that will require market control will be Highlighter. Its distributed design means that local site support and installation will be required. Therefore only a single site sale in one market could be expensive and difficult to support.



         4.2 TARGET CLIENTS FOR OFS

         Target is Corporations and Travel Management Companies for managed travel. Primary markets will be UK & Nordic for Yr1 and Yr2, with the validity of the service to be built on HR Corporate business.

         This will be GDS derived fulfillment.
         The travel portal business is targeted at the airlines' and other producers' direct sites. These portals will need to be serviced by the specific host service. Therefore, large producer support will be targeted for critical mass of development. As explained in market analysis, the financial models are based on UK market % growth rather than specific producer.


         4.3 SERVICE BUREAU SOFTWARE SERVICES

         CORRE(1)
         Unlike OFS, the initial markets will be GDS focused with start up volume transferring in from HR BTI UK, Nordic, France, Italy. Other BTI partners will be added from the Germanic regions. Once this volume is secured and performing, 3rd party activity will step up with approaches to agencies and corporations. Both GDS of Amadeus & Galileo will be approached for endorsement and even to form part of their own QC program as well and then Sabre and Worldspan. This will give a broad European coverage and extra channels to market.

         Advertisements and interviews will be made with trade and business publications to start promoting the company's bureau services. The objective will be to build brand neutrality as well as product knowledge and superiority.

         Work on the megas will commence on Amex through their Nordic subsidiary Nymn & Shultz, and Carlson through local UK contacts.

         The expected sales cycle for these accounts will be long, so a concerted effort on smaller agencies will be made to also build a neutral image.

         CORRE (2)
         This market is the QC & process engineering for the travel portals. To support a fully automated PNR, CoRRe will be offered to portals as a way of automating processes as it does for a normal agency operation.

         RESASSIST
         A similar approach will be made as for CoRRe, but the real customers will be the corporations. The mega agencies will not approach ResAssist due to their existing system deals (Amex & GetThere, Carlson and BTS), but we will target the rest of the agency community, along with Corporations direct. The bundling of an online model encapsulating QC, booking and fulfillment will represent an attractive offer to corporations and certain agencies.

         HIGHLIGHTER
         Unlike the other 2 products, Highlighter is a distributed application. Its market is only travel agents, and English language. Within the plan Highlighter has been given a transaction fee, however the market spread of the product will need to be reviewed so as not to deplete support too much.

5.       Market Analysis

         The travel transaction software and services business is moving towards a service bureau offering as opposed to a straight software license business model. Under the service bureau approach, a fee is collected for each transaction processed by the system. A service bureau is more desirable than standalone software sales mainly due to the ongoing revenue stream without the latter's constant re-selling efforts.

         There are four basic reasons for the move towards the service bureau.

         o CORPORATIONS ARE UNBUNDLING TRADITIONAL AGENCY SERVICES, INCLUDING TECHNOLOGY SOLUTIONS. In the past, travel agencies have performed most technology development and transaction processing services on an in-house basis. In turn, agencies provided a one-stop source of technology services to corporate customers. Now, however, corporations are beginning to unbundle agency services in favor of the most efficient value provider. In certain cases, they are even specifying the use of specific technology products such as ResAssist in their travel RFP regardless of which agency ultimately wins the bid.

         o THE BUSINESS USE OF TRANSACTIONAL OUTSOURCING HAS BECOME A RELATIVELY STANDARD PRACTICE IN MANY BUSINESSES. The agency community has begun to recognize that their core competencies involve customer management and relationship building as opposed to processes involving transactional operations. As a result, more agencies are becoming open to the idea of outsourcing.

         o THE SERVICE BUREAU APPROACH GENERALLY INVOLVES PROCESSES THAT DO NOT TOUCH THE CUSTOMER. Examples include quality control, expense management, and customer fulfillment.

         o THE ECONOMICS OF A SERVICE BUREAU ARE EXTREMELY COMPELLING IN A LOW-MARGIN BUSINESS. As the full effects of the commission caps take hold, and with further reductions in commissions and overrides likely over the next few years, the potential cost reduction from an efficient service bureau operation becomes extremely attractive.

     At present, most of the major software products for sale within the industry are associated with a service bureau configuration. However, travel specific products tend to still associate themselves with local agency control. Therefore software components tend to be distributed rather than in a bureau today.

     As input to the business plan, we have analysed the European market GDS PNRs and the projected development for UK airline portals.

     The following figures show the available GDS PNR volume, booked by travel agents, by market in Europe :

------------------------------------ ----------------------------------
                UK                                 13.9M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              IRELAND                              1.2M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              GERMANY                              12.2M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
            SWITZERLAND                            2.1M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              AUSTRIA                              1.2M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              FRANCE                               9.5M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              BELGIUM                              1.8M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
          THE NETHERLANDS                          2.6M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
               ITALY                               4.5M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              GREECE                               1.0M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              SWEDEN                               4.2M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              NORWAY                               3.5M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              DENMARK                              2.0M
------------------------------------ ----------------------------------
------------------------------------ ----------------------------------
              FINLAND                              2.0M
------------------------------------ ----------------------------------


There are 61.7 Million agency booked PNRs available in the above countries in the European market.

Of this volume:-

         15m in the UK and Ireland representing 24% of the overall volume. 11.7m in Nordic, representing 18.9% of the overall volume.

Of the UK and Nordic volumes:-

         Amex has                   2.2m of UK and 2.0m of Nordic
         Cwlit                      1.1m of UK and 1.2m of Nordic
         BTI                        1.2m of UK and 1.6m of Nordic

Therefore 4.5m PNRs rest in the megas in the UK and 4.8m in Nordic. Within these two territories, 6.5m PNRs are with Amex and CWL who are longer term sales targets leaving 10.5m PNRs with other third parties for target in the UK and 6.9m for Nordic.

Campaigns will start in the UK, Ireland and Nordic first with France and Germany as secondary focus markets. That enables the focus to be on Hogg Robinson main markets to build critical mass, and also for English language focus.

The business plan for CoRRe bureau is based upon a percentage conversion of the 17.4m third party (non mega) UK/Nordic business. ResAssist HR is based upon a percentage pick-up of the BTI UK projected e-commerce volume. ResAssist 3rd party is based on converting a percentage of the 17.5m market volume to self-service reservations.

OFS:

         CORPORATE

         The take up of online bookings has been slow, but within Europe this has mainly been due to lack of travel policy and systems. More corporations are now requesting travel intranets to be built that offer the ability to conduct e-commerce transactions. By providing systems that maintain policy/compliance and book quickly, corporations are beginning to realize the potential cost savings. They are also slowly realizing that an e-commerce programme requires commitment.

         The business plan for HR business has been built on the assumption of 2%, 4%, 8% and 12% conversion from Y1 to Y4. The 3rd party corporate market plan has been based on converting 33% of the 3rd party ResAssist sales.

         NON-MANAGED/TRAVEL PORTAL
         The portal direct model is a fast growing business as travel is a top focus for internet portals. Industry figures for the US show that 5.4%(1) of airline bookings were made online in 1999. To assess the business potential from the UK, the total scheduled air passenger volumes were researched. The CAA shows that the UK Air Market equates to 61m(2) uplifted passengers in 1998. 35m of these were directly attributable to BA ,showing the dominant volume the main carrier holds.

         The business plan is based on capturing a percentage of the online volume for fulfilment. Without growing the available air volume, the assumption of a growth in online bookings with 5 percentage points per annum has been taken, giving an online market of 5% (of total airline bookings) in YR1, 10% YR2, 15% YR3 and 20% YR4. BA, who has contributed with the assumptions, would themselves produce in the region of 1.75m, 3.5m, 5.25m and 7m transactions respectively over the four years with these assumptions.

         OFS has targeted a market share of 2.5%, 7%, 10% and 12% of that e-online market.

6.       COMPETITION

NewCo's competitors include those organizations offering comparable travel software products and service bureau-style transaction processing operations.

Technology companies in Europe have tended to build upon Back Office Systems. More recently large travel management companies in Amadeus markets have been developing their own systems.

US companies active in the European market place are Aqua, ATS and TTG. Neither have claimed a significant business volume due to the costs associated with achieving critical mass on a variable distributed platform.

The main market in Europe is the UK, and all 3 of the above systems, plus some smaller domestic players can be found. The main reason for this is language and that the main US systems of Galileo, Sabre and Worldspan are prevalent in the market.

The major European system houses have built their domestic business on the back of large travel management companies, and have started venturing outside of their markets. Partner S/W (Eurolloyd), TRISS (Bennett) ICSAT (Kuoni, CWLIT) are some examples of this.

New market entrants have started to offer European self booking systems that will compete with ResAssist. The most well known of these systems is KDS (Klee Data Systems), who supply a variety of applications to the French speaking markets. The KDS Wave system is not a Service Bureau configuration though and needs to be installed by each client on individual server structures.

Apart from the private companies as listed above, the US system houses of GetThere.com and Oracle E-travel also have a presence within Europe.

GetThere.com is by far the most aggressive system in Europe winning a few accounts, but they are now focusing mainly on being a B2B supplier to start-up travel portals.

The GDS also have their products available in the market, but no QC products. Sabre BTS, Amadeus Corporate Traveller, Worldspan TripManager and Galileo TravelPoint are all on offer but have limited success.

Amadeus has most recently started a program of investment into 3rd party software companies, they have a 49% interest in ICSAT and the Amadeus NDC in Germany has the controlling interest in Partner Software. Relationships between Amadeus and SAP, Amadeus and Eriksson pose probably the strongest threat in the future.

In general the European market does not have a class international travel software house with large backing. The barriers to entry have always been to great and local market focus has been the only way.

7.       MARKET OPPORTUNITY

Both service bureau and software competitors are at a competitive disadvantage relative to NewCo. This is primarily due to the fact that they have no client as large as BTI for reference and ongoing development. In addition, NewCo will have a cost advantage through the transaction volume of Hogg Robinson in Europe and WTP in the USA.

The market for electronic booking transactions is expected to grow significantly. Fulfillment is becoming an import part of the e-commerce world both from a customer retention and cost reduction perspective.

 OFS in the USA has the lowest cost structure in the market along with no direct competitors for its core fulfillment service. This model will be used as a key opportunity to gain business within Europe. NewCo will also leverage Hogg Robinson's strong relations with key players in the travel industry and with the corporate community.

Like the USA, Corporate travel transaction services are undergoing a fundamental change in Europe. All participants in the market value lower transaction costs, and corporations are looking at the cost of a process rather than its value relative to the ticket price. Outsourcing will become more accepted by potential customers, as the cost of the process will be driven by volume.

As online corporate transaction volume grows, the demand for a neutral processor will also grow. This will free up corporate travel management companies from basic staff requirements, and enable them to focus on developing added-value skills to differentiate themselves.

NewCo will be positioned to take advantage of this change as it happens.

The above scenarios are however relatively reactive to the fact that someone else will take the lead and we will offer certain services.

Another opportunity could be creating our own online travel agent. A few already exist like e-bookers and deckchair.com, but this could be a new avenue for NewCo to investigate and establish a separate company.

Both Hogg Robinson and WTP will be offering online travel agency services but aimed at the B2B market and not B2C. We have the knowledge and the product to offer a BTC service and the timing could be perfect to start such a venture. A separate business case will need to be built for this venture.

                       SCHEDULE 2: COMPLETION AGREEMENTS

(a)      WTT Licence

(b)      Shared Services Agreement between the Company and HRPLC

(c)      Software Development Agreement between the Company and HRPLC

(d)      Software Licence Agreement between the Company and HRPLC

(e)      Software Licence Agreement between HRPLC and the Company

(f)      Service Bureau Software Services Agreement between the Company and
         HRPLC

(g) Service Bureau/Outsourcing Agreement for Online Fulfillment Services between the Company and HRPLC

(h)      Reciprocal Software Development Agreement between the Company and WTT

(i)      Software Support Agreement between the Company and WTT

(j)      Software Support Agreement between the Company and HRPLC

(k) Operating Agreement between WT Technologies and Hogg Robinson International Benefits Limited

(l) Bill of Sale and General Assignment between WT Technologies and Hogg Robinson International Benefits Limited

(m)      Loan Note

                         SCHEDULE 3: DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [         ] 200[   ]

By [ ] of [ ] (the "COVENANTOR") in favour of the persons whose names are set out in the schedule to this Deed and is SUPPLEMENTAL to the Shareholders Agreement dated [ ] made by [ ] (the "SHAREHOLDERS AGREEMENT")

THIS DEED WITNESSES as follows:

1. The Covenantor confirms that it has been given and read a copy of the Shareholders Agreement and covenants with each person name in the schedule to this Deed to perform and be bound by all the terms of the Shareholders Agreement, except clauses [ ], as if the Covenantor were a Shareholder who is a party to the Shareholders Agreement.

2. This Deed is governed by English law.

IN WITNESS WHEREOF this Deed has been executed by the Covenantor and is intended to be and is hereby delivered on the date first above written.

SCHEDULE

[Parties to Shareholders Agreement including those who have executed earlier deeds of adherence.]

EXECUTED as a deed by      )
[                 ]        )        ..........................................
                                     Director's signature

                                     ..........................................
                                     Director's name

                                     ..........................................
                                     Director/Secretary's signature

                                     ..........................................
                                     Director/Secretary's name

                              SCHEDULE 4: TARGETS

OFS SERVICES TARGET                         BUSINESS PLAN           TARGET         TARGET #           ACTUAL    STATUS

                                                                       75%

UK Airline passengers
                                               61,000,000

Portal share                                        15.0%

Portal passengers
                                                9,150,000

NEWCO MARKET SHARE                                  10.0%             7.5%                2                       FAIL

Newco transactions
                                                  915,000

Price/Transaction, USD
                                                        6

NEWCO OFS SERVICES SALES                                                                  1                       FAIL
                                                5,490,000        4,117,500


If the Company fails to meet OFS Services Target # 1, then Target # 2 shall be measured. If the Company also fails to meet Target # 2, then the Company has failed to meet the OFS Services Target.



TTG TARGET (CORRE ONLY)                     BUSINESS PLAN           TARGET         TARGET #
                                                                       75%

TTL Newco CoRRe PNR's
                                                4,240,000

3RD PARTY SHARE                                     10.0%             7.5%                2                       FAIL

3rd party PNR's
                                                  424,000

Price/Transaction, USD
                                                     0.50

NEWCO TTG CORRE SALES                                                                     1                       FAIL
                                                  212,000          159,000


If the Company fails to meet TTG Target # 1, then Target # 2 shall be measured. If the Company also fails to meet Target 2, the Company has failed to meet the TTG Target.

OFS CORPORATE SERVICES TARGET               BUSINESS PLAN           TARGET         TARGET #           ACTUAL    STATUS
                                                                       75%

PNR's in UK and Nordic Countries
                                               17,500,000

Percentage of PNR:s on SSR                          15.0%

SSR PNR's
                                                2,625,000

Newco market share                                  10.0%

Newco ResAssist transactions
                                                  262,500

OFS CORPORATE SHARE                                33.33%            25.0%                2                       FAIL

OFS Corporate transactions
                                                   87,500

Price/Transaction, USD
                                                    14.00

OFS CORPORATE SERVICES SALES                                                              1                       FAIL
                                                1,225,000          918,750


If the Company fails to meet the TTG Target, then the OFS Corporate Services Target shall be measured.

If the Company fails to meet OFS Corporate Services Target # 1, then Target # 2 shall be measured. If the Company also fails to meet Target # 2, the Company has failed to meet the OFS Corporate Services Target.

                               ANNEX A: ARTICLES

COMPANY NUMBER: 3841799









                          COMPANIES ACTS 1985 AND 1989

                     ---------------------------------------

                             ARTICLES OF ASSOCIATION

                                       FOR

                                FORTDOVE LIMITED

                     ---------------------------------------




          Adopted by a Written Resolution dated          February 2000













                             MCDERMOTT, WILL & EMERY
                                  7 BISHOPSGATE
                                     LONDON
                                    EC2N 3AQ

                               TEL: 020 7577 6900
                               FAX: 020 7577 6950

COMPANY NUMBER: 3841799




1.       INTERPRETATION

1.1      In these Articles:

         ""A" DIRECTOR" means a Director appointed an "A" Director pursuant to
         ARTICLE 20.1;

         ""A" SHARE" means an "A" Share of (pound)1 in the capital of the CompaNY;

         ""A" SHAREHOLDER" means a holder of "A" Shares;

         "ACT" means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force;

         "ADDITIONAL DIRECTOR" means a Director appointed pursuant to Article 20.3;

         "ARTICLES" means these articles of association of the Company;

         "ASSOCIATE" means in relation to any Shareholder any subsidiary undertaking or parent undertaking of that Shareholder, or any other subsidiary undertaking of such parent undertaking, and for these purposes "parent undertaking" means, in relation to another undertaking (a subsidiary undertaking) an undertaking which holds (directly or indirectly) at least 75 per cent. of the Voting Rights in the undertaking and "subsidiary undertaking" shall be construed accordingly;

         "AUDITORS" means the auditors from time to time of the Company;

         ""B" DIRECTOR" means a Director appointed a "B" Director pursuant to
         ARTICLE 20.2;

         ""B" SHARE" means a "B" Share of (pound)1 in the capital of the CompaNY;

         ""B" SHAREHOLDER" means a holder of "B" Shares;

         "BOARD" means the board of Directors of the Company from time to time;

         "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks are open for business in England and Atlanta, Georgia;

         "CLEAR DAYS" in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

         "DIRECTOR" means any director from time to time of the Company, including (where applicable) any alternate director;

         "EXECUTED" includes any mode of execution;

         "OFFICE" means the registered office of the Company;

         "HOLDER" or "MEMBER" in relation to Shares means the person whose name is entered in the register of members as the holder of the Shares;

         "SEAL" means the common seal of the Company;

         "SECRETARY" means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

         "SHARES" means any and/or all of the "A" Shares and "B" Shares;


         "TRANSFER NOTICE" has the meaning set out in ARTICLE 10;

         "UNITED KINGDOM" means Great Britain and Northern Ireland;

         "VOTING RIGHTS" means voting rights exercisable at general meeting of members of a Company;

         "WRITING" shall be deemed to include photocopy, telex, facsimile, telegram and other methods of reproducing or communicating in writing in visible form.

1.2 Unless the context otherwise requires, words or expressions contained in these Articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

2.       PRIVATE COMPANY

         The Company is a "Private Company" within the meaning of Section 1 of the Act and accordingly no shares in or debentures of the Company shall be offered to the public (whether for cash or otherwise) and the Company shall not allot or agree to allot (whether for cash or otherwise) any shares in or debentures of the Company with a view to all or any of those shares or debentures being offered for sale to the public.

3.       SHARE CAPITAL

3.1 The share capital of the Company at the date of adoption of these Articles is (pound)100 divided into 50 "A" Shares and 50 "B" Shares. The "A" Shares and the "B" Shares shall entitle the holders of those shares to the respective rights and privileges and subject them to the respective restrictions and provisions contained in these Articles.

3.2 Subject to the provisions of the Act, Shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as the Company may by special resolution determine.

3.3 The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other.

3.4 Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any Share except an absolute right to the entirety thereof in the holder.

3.5 The rights conferred upon the holders of the "A" Shares and "B" Shares shall be deemed to be varied by:

         3.5.1    the reduction of the capital paid up on any of those Shares;

         3.5.2 by the creation or issue of further Shares ranking in priority to them for the payment of a dividend or of capital; or

         3.5.3 any amendment to the Memorandum of Association or these Articles;

         but shall not be deemed to be varied by:

         3.5.4 the creation or issue of further Shares ranking subsequent to them; or

         3.5.5 by the Company purchasing an equal number of "A" Shares and "B" Shares.

4.       ALLOTMENT OF SHARES

4.1 Subject to the provisions of these Articles and the Act, the Directors shall have authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued Shares (whether forming part of the original or any increased share capital) on such terms and conditions as the Company may by ordinary resolution determine.

4.2 In exercising their authority under ARTICLE 4.1 the Directors shall not be required to have regard to Sections 89(1) and 90(1) to (6) (inclusive) of the Act which Sections shall be excluded from applying to the Company.

5.       SHARE CERTIFICATES

5.1 Every member, upon becoming the holder of any Shares, shall be entitled without payment to one certificate for all the Shares held by him (and, upon transferring a part of his holding of Shares, to a certificate for the balance of such holding) or several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine. Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon.

5.2 The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.3 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

6.       LIEN

6.1 The Company shall have a first and paramount lien on every Share, whether fully paid or not, for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company shall also have a first and paramount lien on all Shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this ARTICLE 6.1. The Company's lien on a Share shall extend to any amount payable in respect of it.

6.2 The Company may sell in such manner as the Directors determine any Shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the Share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

6.3 To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the Shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

6.4 The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

7.       CALLS ON SHARES AND FORFEITURE

7.1 Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their Shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect whereof the call was made.

7.2 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

7.3 The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

7.4 If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.

7.5 An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

7.6 Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

7.7 If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

7.8 If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before the forfeiture.

7.9 Subject to the provisions of the Act, a forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share to that person.

7.10 A person any of whose Shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those Shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

7.11 A statutory declaration by a Director or the Secretary that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the Share.

8.       TRANSFER OF SHARES

8.1 The instrument of transfer of a Share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the Share is fully paid, by or on behalf of the transferee.

8.2 The Directors may refuse to register the transfer of a Share on which the Company has a lien. The Directors may also refuse to register a transfer unless:

         8.2.1 it is permitted by ARTICLE 9 or has been made in accordance with ARTICLE 10 and 11;

         8.2.2 it is lodged at the office or at such other place as the Directors may appoint and is accompanied by the certificate for the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

         8.2.3    it is in respect of only one class of shares; and

         8.2.4    it is in favour of not more than four transferees; and


8.3 If the Directors refuse to register a transfer of a Share, they shall within 10 Business Days after the date on which the transfer was lodged with the Company send to the transferee and the transferor notice of the refusal.

8.4 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share.

8.5 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

9.       PERMITTED TRANSFERS

9.1 A member may at any time transfer all of its Shares (the "Relevant Shares") to an Associate. The Associate may at any time transfer all of the Relevant Shares to the member or another Associate of the member.
         Article 10 shall not apply to the transfer of any Relevant Shares pursuant to this Article 9.1.

9.2 If the Relevant Shares have been transferred under ARTICLE 9.1 by a member (the "Transferor" to its Associate (the "Transferee") and subsequently the Transferee ceases to be an Associate of the Transferor then the Transferee shall forthwith transfer the Relevant Shares to the Transferor or at the Transferor's option to an Associate of the Transferor. If the Transferee fails to transfer the Relevant Shares within twenty-eight days of the Transferee ceasing to be an Associate of the Transferor then the Transferee shall be deemed to have served a Transfer Notice in respect of the Relevant Shares and the provisions of
         ARTICLE 10 shall apply accordingly. The Transfer Notice shall be irrevocable.

9.3 The Directors may require the holder of the Relevant Shares or the person named as transferee in any transfer lodged for registration to furnish the Directors with such information and provide such other documentation as the Directors may reasonably consider necessary for the purpose of ensuring that a transfer of Shares is permitted under
         ARTICLE 9.1. If the information is not provided within twenty-eight days of the request the directors may refuse to register the transfer of the Relevant Shares.

10.      TRANSFERS SALE TO THIRD PARTIES

10.1 Before a member (the "Vendor") transfers or disposes all, but not some only of its shares ("Offered Shares") the Vendor shall give notice in writing (the "Transfer Notice") to the other member (the "Purchaser") of its intention to sell the Offered Shares and to negotiate with the Purchaser in good faith the price and corresponding terms of purchase for the Offered Shares. In the event that by the forty-fifth day after the date of the Offer Notice (the "Third Party Date") the Vendor does not accept the Purchaser's final proposed price and corresponding terms (the "Final Offer"), the Vendor shall notify the Purchaser in writing that the Purchaser's final price and terms have been rejected.

10.2 In the event the Purchaser does not accept the Final Offer, the Vendor may sell the Offered Shares to a third party or parties; provided, however, that any sale to a third party of the Offered Shares must be evidenced by a letter of intent which must be signed within six months of the Third Party Date and the contemplated transaction must be completed within one year of the Third Party Date. The sale of the Offered Shares to a third party or parties shall be for a price not less than 95% of the Final Offer.

10.3 In the event of a sale to a third party in accordance with Article 10.2, the Board shall be reconstituted and the "A" Shareholder and the "B" Shareholder shall each be entitled to and shall appoint three Directors (who shall be designated "A" Directors and "B" Directors respectively) and each such Director shall be entitled to one vote. For the avoidance of doubt, the members may also agree to jointly appoint such further number of Directors as they may determine and each such further Director shall be entitled to one vote.

11.      CONVERSION OF "A" AND "B" SHARES

11.1 When an "A" Share is transferred to a "B" Shareholder it shall be converted into a "B" Share.

11.2 When a "B" Share is transferred to an "A" Shareholder it shall be converted into an "A" Share.

12.      TRANSMISSION OF SHARES

12.1 If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any Share which had been jointly held by him.

12.2 A person becoming entitled to a Share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the Share to that person. ARTICLE 10 relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

12.3 A person becoming entitled to a Share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the Share, except that he shall not, before being registered as the holder of the Share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

13.      ALTERATION OF SHARE CAPITAL

13.1     Subject to the provisions of the Act, the Company may by Ordinary
         Resolution:

         13.1.1 increase its share capital by new shares of such amount as the resolution prescribes;

         13.1.2 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         13.1.3 subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

         13.1.4 cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

13.2 Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13.3 Subject to the provisions of the Act, the Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

14.      PURCHASE OF OWN SHARES

         Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and, for so long as it is a private company, make a payment in respect of the redemption or purchase of its own shares whether out of its distributable profits or out of the proceeds of a fresh issue of shares or otherwise.




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15.      GENERAL MEETINGS

15.1 All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

15.2 The Directors may call General Meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an Extraordinary General Meeting for a date not later than twenty-eight days after receipt of the requisition. If there are not within the United Kingdom sufficient Directors to call a General Meeting, any Director or any member of the Company may call a General Meeting.

16.      NOTICE OF GENERAL MEETINGS

16.1 An Annual General Meeting and an Extraordinary General Meeting called for the passing of a Special Resolution or a resolution appointing a person as a Director shall be called by at least twenty-one clear days' notice. All other Extraordinary General Meetings other than a meeting called for the passing of an elective resolution may be called by shorter notice if it is so agreed:

         16.1.1 in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and

         16.1.2 in the case of any other meeting by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution in accordance with the Act or (ii) if no such elective resolution is in force a majority together holding not less than ninety-five per cent in nominal value of the Shares giving that right.

16.2 Every notice convening a General Meeting shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an Annual General Meeting, shall specify the meeting as such. Every notice convening a General Meeting shall also comply with the provisions of Section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies.

16.3 Subject to the provisions of these Articles and to any restrictions imposed on any Shares, notices of and other communications relating to any General Meeting shall be given to all the members entitled to receive the same, to all persons entitled to a Share in consequence of the death or bankruptcy of a member and to the Directors and Auditors.

16.4 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

17.      PROCEEDINGS AT GENERAL MEETINGS

17.1 No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business and whilst the business of the meeting is being transacted. A quorum shall consist of at least one "A" Shareholder and one "B" Shareholder, present in person or by proxy or (being a corporation) represented in accordance with Section 375 of the Act, together owning not less than one half in nominal value of the issued shares.




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17.2     If a quorum is not present, within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine;
         and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.

17.3 The Chairman, if any, of the Board or in his absence the deputy Chairman of the Board or in his absence some other Director nominated by the Directors shall preside as chairman of the General Meeting, but if neither the Chairman nor the deputy Chairman nor such other Director (if any) be present within fifteen minutes after the time appointed for holding the General Meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

17.4 If no Director is willing to act as Chairman, or if no Director is present within fifteen minutes after the time appointed for holding the General Meeting, the members present and entitled to vote shall choose one of their number to be chairman.

17.5 A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any General Meeting and at any separate meeting of the holders of any class of shares in the Company.

17.6 The Chairman may, with the consent of a General Meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the General Meeting from time to time and from place to place, but no business shall be transacted at an adjourned General Meeting other than business which might properly have been transacted at the General Meeting had the adjournment not taken place. It shall not be necessary to give any such notice of such adjourned General Meetings.

17.7 A resolution put to the vote of a General Meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:

         17.7.1   by the Chairman; or

         17.7.2 by at least two members having the right to vote at the meeting; or

         17.7.3 by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         17.7.4 by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

         and a demand by a person as proxy for a member shall be the same as a demand by the member.




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17.8     The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

17.9 A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

17.10 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall not be entitled to a casting vote in addition to any other vote he may have.

17.11 A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the Chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

17.12 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

17.13 Subject to any statutory provision a resolution in writing expressed to be an ordinary, special or extraordinary resolution signed by or on behalf of all the members of the Company who would be entitled to receive notice of and attend and vote on such resolution at a General Meeting or of the holders of any class of shares thereof shall be as valid and effectual as if the same had been passed at such a General Meeting duly convened and held, or of the holders of any such class of shares, duly convened and held, and may consist of several documents in the like form each signed by one or more persons. In the case of a corporation the resolution may be signed on its behalf by a director thereof or by its duly appointed attorney or duly authorised representative.

17.14 Any member or his proxy may validly participate in a General Meeting through the medium of conference telephone, video-conferencing equipment or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person so participating shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. A resolution passed at any meeting held in this manner and signed by the Chairman shall be as valid and effectual as if it had been passed at a meeting of the Board (or, as the case may be, of that committee) duly convened and held, notwithstanding that fewer than two directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, at the location of the Chairman.

18.      VOTES OF MEMBERS

18.1 Subject to any rights or restrictions attached to any Shares contained in these Articles, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every Share of which he is the holder.





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


18.2 In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

18.3 A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

18.4 No member shall vote at any General Meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any Share held by him unless all moneys presently payable by him in respect of that Share have been paid.

18.5 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

18.6 On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

18.7 An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve):

         "        PLC/Limited

         I/We,        , of
         being a member/members of the above-named company, hereby appoint
         of                                 , or failing him,
         of           , as my/our proxy to vote in my/our name[s] and on my/our
         behalf at the annual/extraordinary general meeting of the company to be
         held on                19   , and at any adjournment thereof.

         Signed on                                       19                  ."

18.8 Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve):

         "        PLC/Limited
         I/We,        , of




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


         being a member/members of the above-named company, hereby appoint

         of               , or failing him, of                    , as my/our
         proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the company to be held on
                         19 , and at any adjournment thereof.

         This form is to be used in respect of the resolutions mentioned below as follows:

         Resolution No 1 *for *against
         Resolution No 2 *for *against.
         *Strike out whichever is not desired.

         Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

         Signed this                 day of                    19          ."

18.9 The instrument appointing a new proxy and any authority which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:

         18.9.1 be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

         18.9.2 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and before the time appointed for the taking of the poll; or

         18.9.3 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman or to the Secretary or to any Director;

         and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

18.10 A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

19.      NUMBER OF DIRECTORS

         The number of Directors (other than alternate directors) shall be not less than five and not more than seven.

20.      APPOINTMENT AND REMOVAL OF DIRECTORS

20.1 A majority of the "A" Shareholders shall be entitled at any time and from time to time to appoint up to three Directors to the Board and shall at any time be entitled to require the removal or substitution of any such Director so appointed by it. Any Director so appointed by the "A" Shareholder shall be designated as an "A" Director. A vacancy in the appointment of an "A" Director must be filled within 30 days.




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20.2     A majority of the "B" Shareholders shall be entitled at any time and from time to time to appoint up to two Directors to the Board and shall at any time be entitled to require the removal or substitution of any such Director so appointed by it. Any Director so appointed by the "B" Shareholder(s) shall be designated as a "B" Director. A vacancy in the appointment of a "B" Director must be filled within 30 days.

20.3 The Shareholders shall be entitled to appoint or remove up to two Additional Directors to the Board.

20.4 No share of either class shall confer any right to vote upon a resolution for the removal from office of a director appointed by holders of shares of the other class.

20.5 Any appointment of a director shall be made by notice served in writing on the Company and signed by the persons appointing the director. In the case of a corporation the notice may be signed on its behalf by a director or the secretary of the corporation or by its duly appointed attorney or duly authorised representative.

21.      DISQUALIFICATION AND REMOVAL OF DIRECTORS

21.1     The office of a Director shall be vacated if:

         21.1.1 a Director resigns his office by notice in writing to the Company delivered to the office or tenders such resignation at a meeting of Directors;

         21.1.2 a Director is removed from office by his appointor in accordance with ARTICLES 20.1 AND 20.2;

         21.1.3 he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director;

         21.1.4 he becomes bankrupt or makes any arrangement or composition with his creditors generally;

         21.1.5   he is, or may be, suffering from mental disorder and either:

                  (a) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

                  (b) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

         21.1.6 the member who appointed the Director transfers or no longer holds the Shares which entitled it to appoint the Director.



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21.2     The Directors shall not be required to retire by rotation.

21.3 No person shall be disqualified from being or becoming a Director of the Company by reason of his attaining or having attained the age of 70 years or any other age.

22.      CHAIRMAN

22.1 A majority of the "A" Shareholders shall appoint a Chairman and a majority of the "B" Shareholders shall appoint a deputy Chairman.

22.2 If the Chairman is unable to attend any meeting of the Board or of the Company, the deputy Chairman shall chair the meeting at which the Chairman is not present and if the deputy Chairman is not present within five minutes after the time appointed for the meeting the Directors or members present at such meeting shall be entitled to appoint another Director to act in his place.

22.3 The Chairman and the deputy Chairman shall not have a second or casting vote on any matter.

23.      ALTERNATE DIRECTORS

23.1 Any Shareholder (other than an alternate director) may appoint any Director, or any other person approved by resolution of the Directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

23.2 A Director, or any other such person may act as an alternate director to represent more than one Director and an alternate director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

23.3 An alternate director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

23.4 An alternate director shall cease to be an alternate director if his appointor ceases to be a Shareholder; but, if a Director retires but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment. The appointment of an alternate director shall also terminate automatically on the happening of any event which if he were a Director would cause him to vacate his office as a Director.

23.5 Any appointment or removal of an alternate director shall be by notice to the Company signed by the Shareholder making or revoking the appointment or in any other manner approved by the Directors provided that no Shareholder shall appoint or remove any alternate director without reasonable prior consultation, where practically possible, with the other Shareholder.




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23.6     Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Shareholder appointing him.

24.      POWERS OF DIRECTORS

24.1 Subject to the provisions of the Act and any directions given by Special Resolutions of the Company the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the memorandum or these Articles or any such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this ARTICLE 24.1 shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

24.2 The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

25.      DELEGATION OF DIRECTORS' POWERS

         The Directors may delegate any of their powers to an operating committee consisting of such members as shall be nominated and appointed by a majority of the "A" Shareholders, subject to the prior approval of such candidates by the "B" Shareholders . They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by ARTICLE 27 relating to the proceedings of Directors so far as they are capable of applying.

26.      DIRECTORS' APPOINTMENTS AND INTERESTS

26.1 Subject to the provisions of the Act the Directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

26.2 Provided that any Director has disclosed his interest in accordance with section 317 of the Act a Director:

         26.2.1 may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

         26.2.2 may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;




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         26.2.3   shall not, by reason of his office, be accountable to the
                  Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

         26.2.4 may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty and if he does so vote, his vote shall be counted and he shall be counted in the quorum present at a meeting in relation to any such resolution.

26.3     For the purposes of ARTICLE 26.2:

         26.3.1 a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

         26.3.2 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

27.      PROCEEDINGS OF DIRECTORS

27.1 Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board which shall be held in London or such other location in the United Kingdom as the members shall agree in writing. Each of the Directors (and, where appropriate, their alternates) shall be entitled to receive written notice of every meeting of the Board and of every committee meeting of the Board of which they are a member. The notice shall specify the place, the day and the hour of the meeting and a written agenda outlining the matters to be discussed at the meeting and shall be given to each Director (unless all the Directors shall otherwise agree) at least seven days prior to the commencement of the meeting in the manner described in ARTICLE 27.2. No business other than those specified in the notice may be conducted at the meeting unless all the Directors unanimously agree.

27.2 A notice may be given to any Director either personally or by sending it by post or facsimile machine to him at the address supplied by him to the Company for the giving of such notices. Any such notice, if sent by post, shall be deemed to have been served or delivered on the day after the same was put in the post, and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, stamped first class (airmail if overseas) and put in the post. Any such notice, if sent by facsimile machine, shall be deemed to have been served or delivered at the time of the transmission.

27.3 Save where agreed in writing by all the members to the contrary, questions arising at a Board meeting shall be decided by a majority of votes. Each "A" and "B" Director (or his alternate) shall be entitled to three votes each and any Additional Directors shall be entitled to




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         one vote each save that if one or more "A" Director(s) or "B"
         Director(s) (as the case may be) is absent from such meeting, any "A" Director or "B" Director or their alternates (as the case may be) present at such meeting shall be entitled to cast the number of votes of all the "A" Directors or "B" Directors (as the case may be) not present at such meeting.

27.4 The quorum for meetings of the Board shall be one "A" Director and one "B" Director. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. No meeting of the Board (or any committee thereof) may proceed to business no transact any business unless a quorum is present at the start of and through such meeting.

27.5 If and for so long as the number of Directors is reduced below the quorum prescribed by ARTICLE 27.4, the continuing Directors may act for the purpose of convening a general meeting of the Company but for no other purpose.

27.6 All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

27.7 A resolution in writing signed or approved by letter, telex or facsimile transmission by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and, when signed or approved as aforesaid, may consist of several documents in the like form each signed by one or more Directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

27.8 Any director or his alternate may validly participate in a meeting of the directors through the medium of conference telephone, video-conferencing equipment or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person so participating shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. A resolution passed at any meeting held in this manner and signed by the Chairman shall be as valid and effectual as if it had been passed at a meeting of the Board (or, as the case may be, of that committee) duly convened and held, notwithstanding that fewer than two directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, at the location of the Chairman.

27.9 A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and of he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

28.      REMUNERATION AND EXPENSES OF DIRECTORS

         The Directors shall not be entitled to any remuneration or other benefits or any reimbursement of expenses incurred in the performance of their duties as a Director except in accordance with the terms of their service agreement (if any) or unless otherwise agreed by all the members in writing.

29.      SECRETARY

         Subject to the provisions of the Act, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

30.      MINUTES

30.1 The Directors shall cause minutes to be kept (including the names of the Directors present) of all proceedings at General Meetings, of meetings of the holders of any class of shares in the Company, of Board meetings, and of committees of Directors.

30.2 Draft minutes of the meetings referred to in ARTICLE 30.1 shall be circulated by the Secretary to each Director for approval prior to the relevant meeting or the next subsequent meeting of the Board.

31.      THE SEAL

31.1 If the Company has a seal it shall only be used with the authority of the Directors or of a committee of Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or a second Director. The obligation under ARTICLE 5 relating to the sealing of share certificates shall apply only if the Company has a seal.

31.2 The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

32.      DIVIDENDS

32.1 Subject to the provisions of the Act the Company may by Ordinary Resolution declare interim or final dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

32.2 Subject to the provisions of the Act, the Directors may approve the distribution of interim dividends if it appears to them that they are justified by the profits of the Company available for distribution and the Shareholders approve such payment.

32.3 Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

32.4 A General Meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

32.5 Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

32.6 The Directors may deduct from any dividend or other moneys payable to any member or in respect of a Share any moneys presently payable by that member to the Company in respect of that Share.

32.7 No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

32.8 Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

33.      ACCOUNTS

         Each member shall have a right to inspect any accounting records and other books or documents of the Company.

34.      CAPITALISATION OF PROFITS AND RESERVES

34.1 The Directors may, with the sanction of an ordinary resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including its share premium account and capital redemption reserve) or any sum standing to the credit of its profit and loss account by appropriating such sum to the members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend.

34.2 The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

35.      NOTICES

35.1 Any notice to be given to or by any person pursuant to these Articles shall be in writing except that a notice calling a meeting of the Directors need not be in writing.

35.2 The Company may give any notice to a member either personally, by sending it by post in a prepaid envelope addressed to the member at his registered address, by sending it to the member by facsimile transmission or by leaving it at that address. In the case of joint holders of a Share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

35.3 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

35.4 Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

35.5 Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted except in the case of a facsimile transmission, where notice shall be deemed to have been given on receipt by the Company from its facsimile machine of a report of successful transmission.

35.6 A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

36.      WINDING UP

         If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

37.      INDEMNITY

37.1 Every Director or other officer of the Company or the Auditors shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto including any liability incurred by him in defending any proceedings whether civil or criminal, or in connection with any application under Section 144 or

         Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this
         ARTICLE 37.1 shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

37.2 The Directors shall have power to purchase and maintain for any Director, officer of the Company or the Auditors insurance against any such liability as is referred to in Section 310(1) of the Act.

                      ANNEX B: COMPLETION BOARD RESOLUTION

                        FORTDOVE LIMITED (THE "COMPANY")

                 MINUTES OF A MEETING OF THE BOARD OF DIRECTORS

                 HELD AT 200 ALDERSGATE STREET, LONDON, EC1A 4JJ

                             ON FEBRUARY 2000 AT PM

                  ---------------------------------------------

PRESENT:



IN ATTENDANCE:

                  ---------------------------------------------


1.       CHAIRMAN


                  took the chair. The chairman declared that a quorum was present and that notice of the meeting had been given to all directors in accordance with the articles of association of the Company.


2.       PURPOSE OF MEETING


         The chairman reported that the meeting had been convened for the purpose of considering and, if thought fit, approving (i) the entering into of a shareholders agreement between Hogg Robinson plc ("HRPLC"), Hogg Robinson Services Limited ("HRSL"), WTT UK Limited ("WTT"), WT Technologies Inc. and the Company (the"SHAREHOLDERS AGREEMENT") and
         (ii) all actions and the entering into of all documents contemplated by the Shareholders Agreement.


3.       DIRECTORS' INTERESTS


         Each of the directors declared his interest, direct or indirect, in the business to be transacted at the meeting, as required by the articles of association of the Company, statute or otherwise.


4.       EXECUTION OF SHAREHOLDERS AGREEMENT


4.1 An execution copy of the Shareholders Agreement was produced to the meeting:


4.2      After full and careful consideration, IT WAS UNANIMOUSLY RESOLVED that:


         4.2.1 The arrangements reflected in, and the transactions contemplated by the Shareholders Agreement, were in the best commercial interests of the Company and accordingly were approved;


         4.2.2 each of the directors be severally authorised to execute the Shareholders Agreement on behalf of the Company in the form of the copy produced to the meeting, with any amendments he may in his absolute discretion approve; and


         4.2.3 each director or the secretary be severally authorised to sign any document and to do any other acts and things as he may in his or her absolute discretion, consider necessary or desirable, in connection with the Sharehoders Agreement.

5.       WRITTEN RESOLUTIONS


5.1 There was produced to the meeting a form of written resolutions which would be effective to pass resolutions to:


         5.1.1 reclassify the existing issued ordinary shares of(pound)1 as an "A" Ordinary Share of(pound)1;

         5.1.2 reclassify the 99 unissued but authorised ordinary shares of(pound)1 each as 49 "A" shares of(pound)1 each and 50 "B" shares of(pound)1 each;

         5.1.3    alter the Company's articles of association; and

         5.1.4    change the Company's name to e-TRX Limited.

6.       APPROVAL OF WRITTEN RESOLUTIONS

6.1      IT WAS RESOLVED that:

         6.1.1    the form of written resolutions be approved; and

         6.1.2 the secretary be instructed to submit the form of the written resolutions to the members for consideration and, if appropriate, signature.


7.       ADJOURNMENT


         The meeting was then adjourned for consideration of the form of written resolutions by or on behalf of all the members. On resumption it was reported that the special and ordinary resolutions set out in the form of written resolutions had been passed.


8.       ALLOTMENT OF NEW SHARES


8.1      The following application for shares was produced to the meeting:


         NAME OF APPLICANT        NUMBER AND CLASS OF         AMOUNT TO BE PAID
                                  SHARES APPLIED FOR

                                                                       (POUND)

         WTT                      1 "B" Ordinary Share of(pound)1         1




8.2      IT WAS RESOLVED that:


         8.2.1 one "B" Ordinary Share of(pound)1 each be allotted fully paid for cash at par to the applicant;


         8.2.2 the name of the allottee be entered in the register of members as the holder of the shares allotted to it; and


         8.2.3 a certificate in respect of the shares allotted be executed and issued to the allottee.

9.       RESIGNATION OF SECRETARY


         A letter from Clifford Chance Secretaries Limited resigning from the office of secretary was produced to the meeting. IT WAS RESOLVED that the resignation be accepted with effect from the close of the meeting and be recorded in the Company's books.


10.      APPOINTMENT OF DIRECTORS AND REPLACEMENT OF SECRETARY


10.1     IT WAS RESOLVED that:


         10.1.1 Ralph Manaker and N.H. Davis having consented in writing to act, be appointed directors of the Company with immediate effect;


         10.1.2 Keith Burgess, having consented in writing to act, be appointed secretary of the Company with effect from the close of the meeting; and


         10.1.3 these appointments be recorded in the Company's books.


11.      REGISTERED OFFICE


         It was reported that the Company had been incorporated with its registered office at 200 Aldersgate Street, London EC1A 4JJ and IT WAS RESOLVED that the registered office be changed to Abbey House, 282 Farnborough Road, Farnborough, Hampshire, GU14 7NJ.


12,      AUDITORS


         IT WAS RESOLVED that Pricewaterhouse Coopers (London) be appointed auditors of the Company on terms and at a remuneration to be agreed.


13.      CHANGE IN ACCOUNTING REFERENCE DATE


         IT WAS RESOLVED that the Company's accounting reference date for the purposes of section 224 of the Act be changed to 31 March in every year and that the Company's current accounting reference period which would otherwise end on 30 September 2000 be extended to end on 31 March 2001.


14.      TABLING OF ANCILLARY DOCUMENTS


14.1 Execution copies of each of the following documents were produced to the meeting:


         14.1.1 a licence agreement between Technology Licensing Company LLC and the Company;


         14.1.2 a reciprocal software development agreement between the Company and WorldTravel Technologies LLC ("WTT LLC");


         14.1.3   a software support agreement between WTT LLC and the Company;


         14.1.4   an Escrow agreement between WTT LLC, TLC and the Company;


         14.1.5   a software licence agreement between the Company and HRPLC;


         14.1.6 a software development agreement between the Company and HRPLC;

         14.1.7   a software support agreement between the Company and HRPLC;


         14.1.8 a service bureau/outsourcing agreement for online fulfilment services between the Company and HRPLC;


         14.1.9 a service bureau software services agreement between the Company and HRPLC;


         14.1.10   a shared services agreement between the Company and HRPLC;


         14.1.11   a licence agreement between HRPLC and the Company;

         14.1.12 deed poll constituting (pound)1,250,000 floating rate unsecured loan notes 2002, such notes to be issued in accordance with the terms of the Shareholders' Agreement.

         (together the "DOCUMENTS")


15.      EXECUTION OF ANCILLARY DOCUMENTS


15.1     After full and careful consideration, IT WAS UNANIMOUSLY RESOLVED that:


         15.1.1 The arrangements reflected in, and the transactions contemplated by the Documents, were in the best commercial interests of the Company and accordingly were approved;


         15.1.2 each of the directors be severally authorised to execute the Documents on behalf of the Company in the form of the copy produced to the meeting, with any amendments he may in his absolute discretion approve; and


         15.1.3 each director or the secretary be severally authorised to sign any document and to do any other acts and things as he may in his or her absolute discretion, consider necessary or desirable, in connection with the Documents.


16.      FILING OF DOCUMENTS


16.1 The secretary was instructed to arrange for the filing of the following documents with the Registrar of Companies:


         16.1.1   notice of change in situation of registered office (form 287);


         16.1.2   change of accounting reference date (form 225);


         16.1.3 copies of the special resolutions passed by written resolution today together with a cheque for (pound)10 being the fee for the proposed change in the Company's name; and


         16.1.4 a copy of the articles of association of the Company as altered, signed by the chairman.


         16.1.5   return of allotments (form 88(2)); and


         16.1.6 notices of appointments and resignations of directors and secretary (forms 288a and 288b).

17.      CLOSING OF MEETING


         There being no further business, the Chairman declared the meeting closed.





                                            ..........................
                                                    Chairman

                     ANNEX C: COMPLETION SPECIAL RESOLUTION

Company No. 3841799





                        THE COMPANIES ACTS 1985 AND 1989


                    -----------------------------------------


                        PRIVATE COMPANY LIMITED BY SHARES


                    -----------------------------------------


                             RESOLUTIONS IN WRITING


                                       OF


                                FORTDOVE LIMITED


We, Hogg Robinson Services Limited, being the sole member of the Company who at the date of these resolutions is entitled to attend and vote at a general meeting of the Company, RESOLVE, in accordance with section 381A of the Companies Act 1985, to pass the following as written resolutions:

1. THAT the one existing Ordinary Share of (pound)1 be reclassified as an "A" Ordinary Share of (pound)1, having the rights set out in the new articles of association referred to in resolution 4.

2. THAT the 99 unissued but authorised shares of (pound)1 each be reclassified as 49 "A" ordinary shares of (pound)1 each 50 "B" ordinary shares of (pound)1, each having the rights set out in the new articles of association referred to in resolution 4.

3.      THAT the name of the Company be changed to e-TRX LIMITED.

4. THAT new articles of association in the form of the annexed draft, initialled by the chairman for the purpose of identification, be adopted in substitution for the Company's existing articles of association.





SIGNATURE:        __________________________________


                  FOR AND ON BEHALF OF HOGG ROBINSON SERVICES LIMITED





DATE:             __________________________________

                            ANNEX D: OBJECTS CLAUSE

                                    NOT USED

                               ANNEX E: LOAN NOTE

                                FORTDOVE LIMITED
                                 (the "COMPANY")










                             DEED POLL CONSTITUTING
                            UNSECURED LOAN NOTES 2002














                            MCDERMOTT, WILL & EMERY
                                 7 BISHOPSGATE
                                     LONDON
                                    EC2N 3AQ

                               TEL: 020 7577 6900
                               FAX: 020 7577 6950

THIS DEED POLL is made on                   February 2000

BY

FORTDOVE LIMITED, a company incorporated in England and Wales (registered no. 3841799) whose registered office is at 200 Aldersgate Street, London EC1A 4JJ(the "COMPANY").

WHEREAS:

         In order to evidence the funding of the activities of the Company provided by the noteholder (the "NOTEHOLDER"), the Company has agreed to issue Notes to the Noteholder for the term and on the conditions contained herein.

THIS DEED WITNESSES as follows:

1.       INTERPRETATION

1.1      In this Deed:

      "BOARD"                                means the board of directors of the Company from time to time;

      "BUSINESS DAY"                         means a day other than a Saturday or Sunday on which clearing banks are open for business in London;

      "CONDITIONS"                           means  the  conditions of the Notes in the form set out in the
                                             Schedule (as they may be modified in accordance  with the provisions of this Deed);

      "MATURITY DATE"                        means 31 March 2002 (or, if such day is not a business day, the next business day);

      "NOTES"                                means the floating rate unsecured loan Notes 2002 originally constituted by this Deed or, as the case may be, the amount thereof for the time being issued and outstanding;

      "PRINCIPAL AMOUNT                      means, in relation to a Note, the principal amount of the Note at
      OWING"                                 par less any deductions  made pursuant to Condition 3 upon redemption of the Note;

      "RATE"                                 means the bank base rate of Barclays Bank plc from time to time; and

      "REGISTER"                             means the register of Notes referred to in Clause 5.



1.2      In this Deed, reference to:

         1.2.1 a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Companies Act 1985;

         1.2.2 a statutory provision includes the statutory provision as modified or re-enacted or both before the date of this Deed and any subordinate legislation made under the statutory provision before the date of this Deed;

         1.2.3 a person includes a body corporate, association or partnership;

         1.2.4 a clause or schedule, unless the context otherwise requires, is a reference to a clause or schedule of or to this Deed; and

         1.2.5    a condition is to one of the Conditions.

1.3      The headings in this Deed do not affect its interpretation.

2.       CONSTITUTION OF THE NOTES

2.1      The Notes are called(pound)1,250,000 Floating Rate Unsecured Loan Notes
         2002.

2.2 The Board may issue the Notes to the Noteholder at such times and on such conditions as provided for in this Deed and in the Conditions.

2.3 Notes may be issued in the amount of(pound)25,000 or an integral multiple thereof.

2.4 The principal amount of the Notes is limited to(pound)1,250,000 (THE "MAXIMUM PRINCIPAL AMount").

2.5 The Notes shall be held subject to and with the benefit of the Conditions, which shall be binding on the Company and on the Noteholder, and which shall have effect in the same manner as if they were set out in this Deed.

3.       REDEMPTION AND INTEREST

3.1 As and when a Note is due to be redeemed in accordance with this Deed and the Conditions, the Company shall pay to the Noteholder the Principal Amount Owing of the Note together with accrued interest (after deduction of tax, if any) up to but excluding the date of redemption.

3.2 Until a Note is redeemed in accordance with this Deed and the Conditions, the Company shall pay to the Noteholder interest (after deduction of tax, if any) on the principal amount of the Note in accordance with the Conditions.

4.       CERTIFICATES

4.1 The Noteholder is entitled without charge to a certificate substantially in the form of the certificate in the Schedule upon the issue of a Note.

4.2 Each certificate shall be substantially in the form set out in the Schedule, shall have the Conditions endorsed on it and shall be executed by the Company in accordance with its articles of association or in such other manner as may be permitted by statute.

4.3 Upon redemption of part of the principal amount of a Note the relevant certificate shall be cancelled and a new certificate for the balance of the principal amount shall be issued in lieu without charge.

5.       REGISTER

5.1 The Company shall keep a Register of Notes issued at its registered office and enter in it:

         5.1.1    The date of issue of each Note;

         5.1.2    The principal amount of each Note;

         5.1.3    The serial number of each certificate issued; and

         5.1.4    The date of redemption of each Note.

5.2 The Company shall enter in the Register any change to the information specified in Clause 5.1.

5.3 The Noteholder may inspect the Register at all reasonable times during office hours and may request, and be provided with a copy of the Register or any part of it without charge. The Register may be closed during such period or periods not exceeding in whole 30 days in any year.

6.       OBLIGATIONS

6.1 The Company shall comply in all respects with the provisions of this Deed and the provisions of the Schedule.

6.2 This Deed is for the benefit of the Noteholder and the Noteholder may sue for compliance by the Company with its obligations under this Deed in relation to Notes held by the Noteholder.

7.       AMENDMENT OF THE DEED

7.1 The Company may amend this Deed from time to time by deed expressed to be supplemental to this Deed without the written consent of the Noteholder if such change would not (in the opinion of the Board) be prejudicial to the interests of the Noteholder, or if such amendment is of a formal, minor or technical nature, or if it is made to correct a manifest error in its terms.

7.2 The Company shall endorse on this Deed a memorandum of execution of any deed supplemental to this Deed.

8.       GOVERNING LAW AND JURISDICTION

8.1      This Deed is governed by English Law.

8.2 The courts of England shall have jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with this Deed or the Notes (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, the Company and the Noteholder irrevocably submit to the jurisdiction of the courts of England.

8.3 The Company and the Noteholder irrevocably waive any objection which they might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agree not to claim that the courts of England are not a convenient or appropriate forum.

                      SCHEDULE - CERTIFICATE AND CONDITIONS

Certificate No. [     ]                                    Amount(POUND)[    ]


                    FORTDOVE LIMITED (REGISTERED NO. 3841799)
        (Incorporated in England and Wales under the Companies Act 1985)

                             ----------------------

            (POUND)1,250,000 FLOATING RATE UNSECURED LOAN NOTES 2002


Issued pursuant to the Memorandum and Articles of Fortdove Limited (the "COMPANY") and created by resolution of the Board of Directors of the Company passed on [ ].

THIS IS TO CERTIFY THAT [ ] is the holder of [ ] Unsecured Loan Notes 2002 of the Company (the "NOTES") which are constituted by a Deed Poll (the "DEED") made by the Company and dated [ ] February 2000. The Notes are issued with the benefit of and subject to the provisions contained in the Deed and the Conditions endorsed hereon.

Interest (after deduction of tax, if any) is payable on the Notes represented by this certificate as specified in Condition 3. The Notes are redeemable in accordance with Condition 4.

A copy of the Deed is available for inspection at the Company's registered office.

The Notes are governed by English law.


Issued on [                ]


Executed as a Deed by:     )
FORTDOVE LIMITED           )             ....................................
                                          Director's Signature

                                          ....................................
                                          Director's name

                                          ....................................
                                          Director/Secretary's signature

                                          ....................................
                                          Director/secretary's name

                                   CONDITIONS

1.       INTERPRETATION

Words and expressions defined in the Deed unless the context otherwise requires have the same meanings in these Conditions.

2.       STATUS OF NOTE

The Note constitutes direct, general and unconditional obligations of the Company which at all times rank at least pari passu with all other future, unsecured obligations of the Company, except for those obligations preferred by law.

3.       PAYMENT OF PRINCIPAL

3.1 Unless previously redeemed, the Company will pay to the Noteholder the Principal Amount Owing together with interest calculated in accordance with Condition 4 on the Maturity Date.

3.2 Any amounts payable under this Condition 3 are subject to any deductions or withholdings for or on account of any tax, as may be required by law.

4.       INTEREST

4.1 Interest on a Note is payable on the date of redemption of the Note, which date shall be no later than the Maturity Date.

4.2 The annual rate of interest on a Note is the Rate plus one (1) per cent.

4.3 Interest is calculated on the basis of a 365 day year and actual days elapsed.

4.4 Interest ceases to accrue on a Note as and from the date of redemption of the Note.

4.5 The Company shall pay interest in accordance with Condition 4.1 (after deduction of tax, if any) to the Noteholder at the close of business on the day specified in Condition 4.1.

4.6 Any amounts payable under this Condition 4 are subject to any deductions or withholdings for or on account of any tax, as may be required by law.

5.       REDEMPTION

5.1 Notwithstanding any other provision of these Conditions, the Company may at any time before the Maturity Date redeem a Note by giving not less than 30 days' notice of such redemption to the Noteholder and by paying to the Noteholder the Principal Amount Owing together with accrued interest (after deduction of tax, if any) up to but excluding that date.

5.2 The Notes become immediately redeemable together with accrued interest (after deduction of tax, if any) up to but excluding the date of redemption on the occurrence of any of the following events:

         5.2.1 the passing by the Company of an effective resolution for its winding up or the making by a court of competent jurisdiction of an order for the winding up of the Company or the




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                  dissolution of the Company otherwise than for the purpose of a solvent amalgamation or reconstruction on terms previously sanctioned by the Noteholder;

         5.2.2 the making of an administration order in relation to the Company or the appointment of a receiver over, or the taking possession or sale by an encumbrancer of, any of the Company's assets; or

         5.2.3 the making by the Company of an arrangement or composition with its creditors generally or the making by the Company of an application to a court of competent jurisdiction for protection of its creditors generally.

6.       SET-OFF

         In the event that any payments of interest or principal become due and payable to the Noteholder at a time when there is a claim against the Noteholder by the Company, the Company shall be entitled to pay any such interest or principal due into a joint interest-bearing deposit account in the joint names of the Noteholder's solicitors and the Company's solicitors (the "ESCROW ACCOUNT") pending resolution of such claim. Upon resolution of such claim the Company shall be entitled to payment from the Escrow Account of an amount which does not exceed the amount due to it from the Noteholder in relation to the resolved claim, with the balance standing to the credit of the Escrow Account being payable to the Noteholder. Interest accrued in the Escrow Account shall follow capital. This Condition is without prejudice to the Noteholder's right to accrue and receive interest on Notes.

7.       DEALINGS

         No application has been or will be made to any stock exchange for the Notes to be listed or dealt in.

8.       PROCEDURE ON REDEMPTION AND IN RELATION TO UNCLAIMED MONEYS

8.1 No later than the due date for redemption of each Note, the Noteholder shall deliver to the Company at its registered address (or at another address of which notice is given for that purpose) the certificate for the Note for cancellation. Upon delivery, and upon provision of a receipt (if the Company so requires) for the amount payable in respect of the Note, the Company will pay to the Noteholder such amount.

8.2 The Company may invest or otherwise use all unclaimed amounts in respect of a Note until claimed in accordance with Condition 8.1. The payment of an unclaimed amount into a bank account does not constitute the Company a trustee in respect of it. The Company is not responsible for the safe custody of the amount or related interest and the Company is, and the Noteholder is not, entitled to interest accrued on the amount. Amounts of interest on a Note which remain unclaimed by the Noteholder for a period of five years and amounts of principal which remain unclaimed for a period of ten years, in each case from the date on which the relevant payment first becomes due, revert to the Company, and the Noteholder ceases to be entitled to the amounts.

9.       NOTICES



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


9.1 A notice to be given to or by the Noteholder under the Deed or these Conditions shall be in writing.

9.2 A notice or other document may be given to the Noteholder by the Company either personally or by sending it by post in a pre-paid envelope addressed to the Noteholder at its registered address, by leaving it at that address (or at another address of which notice is given for that purpose) in an envelope addressed to the Noteholder, or by sending it by facsimile to the Noteholder at the facsimile number of the Noteholder of which notice is given for that purpose.

9.3 A notice or other document addressed to the Noteholder at its registered address or address for service in the United Kingdom is, if sent by post, deemed to be given or delivered within 24 hours after it was posted if pre-paid as first class post and within 48 hours after it was posted if pre-paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted. A notice or document left at a registered address or address for service in the United Kingdom is deemed to be given or delivered on the day it is left. A notice or document sent by facsimile is deemed to be given or delivered upon production of a record of successful transmission by the sender's facsimile machine.

10.      PAYMENT OF AMOUNTS IN RESPECT OF NOTES

10.1 The Company may pay principal amounts, interest or any other amount payable in respect of a Note in cash or by cheque, warrant or money order, by a bank or other funds transfer system, or by such other method as the Noteholder may in writing direct. The Noteholder may give an effective receipt for principal amounts, interest or any other amount paid in respect of a Note.

10.2 Every cheque, warrant or order is sent at the risk of the person entitled to the payment and shall be made payable to the order of the person or persons so entitled. The payment of the cheque, warrant or order is a good discharge for the Company. If payment is made by a bank or other funds transfer, or by another method at the direction of the Noteholder, the Company is not responsible for amounts lost or delayed in the course of the transfer or in carrying out those directions.

10.3 If the due date for payment of an amount in respect of a Note is not a business day, the Noteholder is not entitled to payment of the amount until the next following business day and is not entitled to any further interest or other payment as a result of the delay in payment.

11.      TRUSTS NOT RECOGNISED

         Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise the Noteholder as holding a Note on trust and is not bound by or otherwise compelled to recognise (even if it has notice of it) an equitable, contingent, future, partial or other claim to or interest in a Note other than an absolute right in the Noteholder to the whole of the Note.

12.      TRANSFERS

         The Noteholder may not transfer a Note and is deemed to be the holder of a Note until the Maturity Date unless redeemed by the Company before that date.

IN WITNESS WHEREOF this Deed has been executed by the Company and is hereby delivered on the date first above written.


Executed as a Deed by:     )
FORTDOVE LIMITED           )             ....................................
                                         Director's Signature

                                         ....................................
                                         Director's name

                                         ....................................
                                         Director/Secretary's signature

                                         ....................................
                                         Director/secretary's name

                              ANNEX F: WTT LICENCE

                              ANNEX F: WTT LICENCE

                                    NOT USED

                             ANNEX G: WTT LOAN NOTE

                                    NOT USED

                       ANNEX H: PRODUCTS CREATED BY HRPLC

                           HR TRAVEL RELATED PRODUCTS




                                        HARDWARE       CRS           SOFTWARE

1.   E-Ticket Reclaim                   PC/AS400       Galileo       Visual Basic, RPG, DB2

2.   Visa Checker                       PC             Galileo       Galileo Focalpoint, Visual Basic

3.   Central Air Ticket Refund          AS400          Galileo       DB2, RPG




DESCRIPTION

1)       E-RECLAIM

         Application that checks for eligibility of e-tickets for refunds. VB code interrogates DB2 database of e-tickets issued with travel date of more than one month ago and then checks ticket status on Galileo.

2)       VISA CHECKER

         VB Application that checks bookings queued to it. Compares nationality of travellers against countries being visited and advises if visa is required.

3)       CENTRAL AIR REFUNDS

         Produces computer generated refund notices for any air refund required.

               ANNEX I: BUSINESS CONTEMPLATED BY THE SHAREHOLDERS

WTT AND ITS ASSOCIATES

E-COMMERCE SOLUTIONS

WTPI's E-Commerce Solutions group is charged with the design, development and operation of WTP's intranet, Internet and all E-Commerce products. It will be staffed with web designers, software developers, website managers, marketing and advertising specialists, content editors and other Internet experts.

In the year 2000, the E-Commerce Solutions Group will focus on the following five key web and E-Commerce projects:

WORLDTRAVEL PARTNERS CORPORATE INTRANET

The first project for WTPI is the development of a corporate intranet, a powerful inter-company web site for sharing and disseminating information. The site will offer a global employee directory, document repository, bulletin boards, divisional and departmental sections, news and information, travel features and articles, employment listings, and many other useful sections. The intranet will be introduced in March 2000.

WORLDTRAVEL PARTNERS CORPORATE WEBSITE

The WTPI team is redesigning the WTP corporate Internet site (WWW.WORLDTRAVEL.COM), the external web site for sharing information about our company. The site will get an updated, high-tech look-and-feel and will be integrated with our intranet site to share important information, such as employment listings, WTP product and service information and travel news. The WTP Internet site will be re-launched in the March/April 2000 timeframe.

WORLDTRAVELNET CORPORATE TRAVEL MANAGEMENT ENVIRONMENT

WTPI will be developing WorldTravelNet (WTN), a "next generation" business travel tool for our travelers. WorldTravelNet will provide travel services directly to our travelers including expense reporting, travel news and features and customized vacations. WTN will be designed to integrate with mobile devices, such as personal digital assistants and cellular phones, so the traveler can take advantage of a host of en route services. In addition, the product will be connected with our corporate booking engine, so they can make travel plans from virtually anywhere. WTPI is targeting July 2000 for completion.

WORLDTRAVELVACATIONS

The team will be redesigning and re-launching WorldTravelVacations.com with an upscale look-and-feel and many advanced capabilities. The new site will have loads of valuable vacation information to produce more qualified leads. It also will be outfitted with a "vacation shopper" graphical comparison tool, which will allow visitors to compare and choose vacations. The re-launch of WorldTravelVacations.com is targeted for August 2000.

SMALL/UNMANAGED BUSINESS TRAVEL MANAGEMENT SYSTEM

Another project on the drawing board is an online travel management tool for small and/or unmanaged business--currently an untapped market for WTP. The proposed system will use technology developed by Travel Technologies Group, as well as the capabilities built into WTN. It will include client self-management and setup functionality, along with a new simplified financial model.

TRAVELER LOGISTICS

In addition, WTPI's Traveler Logistics group will be implementing enhanced traveler services, such as concierge services, traveler advocacy services, a frequent traveler program, a 24-hour E-Commerce help desk and continued enhancements to our corporate on-line fulfillment services.

HOGG AND ITS ASSOCIATES

E-COMMERCE SOLUTIONS

Hogg Robinson's E-Commerce Solutions group is charged with the design, development and operation of HR's intranet, Internet and all E-Commerce products. It will be staffed with web designers, software developers, website managers, marketing and advertising specialists, content editors and other Internet experts.

In the year 2000 and onwards HR E-Commerce will focus on the following key web and E-Commerce projects:

Hogg Robinson Corporate Intranet

HR is developing a corporate intranet, a powerful inter-company web site for sharing and disseminating information. The site will offer a global employee directory, document repository, bulletin boards, divisional and departmental sections, news and information, travel features and articles, employment listings, and many other useful sections. The first phase is now active.

Hogg Robinson Corporate Website

The HR team is redesigning the HR corporate Internet site (WWW.HOGGROBINSON.COM), and all associated sites sharing information about our company. The site will get an updated, high-tech look-and-feel and will be integrated with our intranet site to share important information, such as employment listings, HR product and service information and travel news. All HR companies will have the websites developed through HR e-Commerce.

BTI Travel Portal

HR is developing a Corporate Travel Portal, a business travel tool for our travelers. HR will provide travel services directly to our travelers including expense reporting, travel news and links to non-bookable services. HR will be designed to integrate with mobile devices, such as personal digital assistants and cellular phones, so the traveler can take advantage of a host of en route services. In addition, the product is connected with our corporate booking engine, so they can make travel plans from virtually anywhere.

Your Leisure Online

Available as a service for corporate clients to book leisure vacations.

Business Travel Direct Online

HR is creating an online travel management tool for small and/or unmanaged business. The proposed system will use technology developed by HR and NewCo as well as the capabilities built into BTI Travel Portal. The site will also offer the HR services such as healthcare, and purchasing clubs.

In addition, Hogg Robinson Travel companies will be implementing enhanced traveler services, such as concierge services, traveler advocacy services, a frequent traveler program, a 24-hour E-Commerce help desk and continued enhancements to our corporate on-line fulfillment services.

In addition to the above Hogg Robinson E-Commerce will continue to develop products and solutions for all Hogg Robinson companies.

Others

1. Portal business and fulfillment in the Health & Financial Services sectors.

2. Development and selling of products to support th business in (1) above.

3.       Fulfillment of the following travel Portal sites:

         (a)      GetThere.com

         (b)      Hotel Chain Fulfillment (Rainbow Hotels)

         (c) Any portal where service commencement must be prior to supply of the OFS prodcut suite running without reliance on Tbase.

         (d)      Hotel Bank

         (e)      web Travel Services (FSS)

4. Delivery of Third Party services for HR Travel Portal sites such as Mapping products, Passport & Visa Policy, and Destination Weather data.

5.       Sabre QCS deployment and support of BTS

6.       ICSAT backend product deployment

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.



Signed by                    )
for and on behalf of         )
HOGG ROBINSON plc            )             ..................................


Signed by                    )
for and on behalf of         )
HOGG ROBINSON SERVICES LTD   )             ..................................




Signed by                     )
for and on behalf of          )
WTT UK LIMITED                )            ..................................



Signed by                     )
for and on behalf of          )
WT TECHNOLOGIES, INC          )            ..................................




Signed by                    )
for and on behalf of         )
FORTDOVE LIMITED             )             ..................................